                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     /X/ Preliminary proxy statement
     / / Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ENRON CORP.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  ENRON CORP.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 3, 1994

TO THE STOCKHOLDERS:

     Notice is hereby given that the annual meeting of stockholders of Enron Corp. ("Enron") will be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, May 3, 1994, for the following purposes:

     1. To elect thirteen directors of Enron to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To ratify the Board of Directors' appointment of Arthur Andersen & Co., independent public accountants, as Enron's auditors for the year ending December 31, 1994;

     3. To amend the Restated Certificate of Incorporation of Enron to change the dividend rate on the $10.50 Cumulative Second Preferred Convertible Stock;

     4. To approve the Enron Corp. Performance Unit Plan;

     5. To approve the Enron Corp. Annual Incentive Plan;

     6. To amend the Enron Corp. 1991 Stock Plan; and

     7. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     Holders of record of Enron Common Stock and $10.50 Cumulative Second Preferred Convertible Stock at the close of business on March 7, 1994, will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof.

     Stockholders who do not expect to attend the meeting are requested to sign and return the enclosed proxy, for which a postage-paid, return envelope is enclosed. The proxy must be signed and returned in order to be counted.

                                          By Order of the Board of Directors,

                                          PEGGY B. MENCHACA
                                          Vice President and Secretary

Houston, Texas
March   , 1994

                                PROXY STATEMENT

     The enclosed form of proxy is solicited by the Board of Directors of Enron Corp. ("Enron") to be used at the annual meeting of stockholders to be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, May 3, 1994. The mailing address of the principal executive office of Enron is 1400 Smith St., Houston, Texas 77002-7369. This proxy statement and the related proxy are to be first
sent or given to the stockholders of Enron on approximately March   , 1994. Any
stockholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President and Secretary of Enron before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Stockholders attending the meeting may revoke their proxies and vote in person.

     Holders of record at the close of business on March 7, 1994, of Enron's Common Stock, $.10 par value (the "Common Stock"), will be entitled to one vote per share on all matters submitted to the meeting. Holders of record at the close of business on March 7, 1994, of Enron's $10.50 Cumulative Second Preferred Convertible Stock, $1 par value (the "Preferred Convertible Stock"), will be entitled to a number of votes per share equal to the conversion rate of
13.652 shares of Common Stock for each share of Preferred Convertible Stock. On March 7, 1994, the record date, there were outstanding 250,460,513 shares of Common Stock and 1,418,787 shares of Preferred Convertible Stock. There are no other voting securities outstanding. Common Stock and Preferred Convertible Stock are collectively referred to herein as "Voting Stock". All references in this proxy statement to Common Stock reflect the 2-for-1 stock split made on August 16, 1993.

     Enron's annual report to stockholders for the year ended December 31, 1993, including financial statements, is being mailed herewith to all stockholders entitled to vote at the annual meeting. The annual report does not constitute a part of the proxy soliciting material.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     At the meeting, thirteen directors are to be elected to hold office until the next succeeding annual meeting of the stockholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of Enron. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Voting Stock is required to elect a director. Accordingly, under Delaware law and Enron's Restated Certificate of Incorporation and by-laws, abstentions and "broker non-votes" would not have the same legal effect as a vote against a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

     It is the intention of the persons named in the enclosed proxy to vote such proxy "FOR" the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.
- --------------------------------------------------------------------------------

[PHOTO]                  WILLIAM A. ANDERS, 60
                         Director since 1989
                         In May, 1993, Mr. Anders retired as Chief Executive Officer of General Dynamics
                         Corporation. He is currently the non-employee Chairman of the Board of General Dynamics but will retire from that position in May, 1994. From January, 1991 to April, 1993, he was
                         Chairman and Chief Executive Officer of General Dynamics Corporation, a defense and aerospace contractor. During 1990, he had served as Vice Chairman and a director of
                         General Dynamics. Prior to that time he was Senior Executive Vice President - Operations and a director of Textron Inc. Mr. Anders is a retired Major General in the U.S.A.F.
                         Reserve.
- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  ROBERT A. BELFER, 58
                         Director since 1983
                         Mr. Belfer's principal occupation is oil and gas investments. Prior to his resignation in
                         April, 1986 from Belco Petroleum Corporation, a wholly owned subsidiary of Enron, Mr.
                         Belfer was President and then Chairman of Belco. Mr. Belfer is also a director of EOTT
                         Energy Corp. (the general partner of EOTT Energy Partners, L.P.), NAC Re Corporation and
                         Smith Barney World Funds Inc.
- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  NORMAN P. BLAKE, JR., 52
                         Director since 1993
                         Since November, 1990, Mr. Blake has been Chairman, President and CEO of USF&G Corporation, a holding company for United States Fidelity and Guaranty Company, a large property and casualty insurer. Before joining USF&G, Mr. Blake was Chairman and CEO of Heller
                         International Corporation, a wholly owned subsidiary of The Fuji Bank, Ltd. of Tokyo,
                         Japan. Mr. Blake is also a director of Owens-Corning Fiberglass Corporation.
- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  JOHN H. DUNCAN, 66
                         Director since 1985
                         Mr. Duncan lives in Houston, Texas, and since 1990, his principal occupation has been investments. From 1986 until 1990, he was a director and partner of Duncan, Cook & Co., an investment banking and advisory firm. Mr. Duncan is also a director of EOTT Energy Corp.
                         (the general partner of EOTT Energy Partners, L.P.) Texas Commerce Bancshares, Inc. and
                         King Ranch, Inc.
- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  JOE H. FOY, 67
                         Director since 1985
                         Mr. Foy is a retired partner of Bracewell & Patterson, Attorneys, in Houston, Texas. For
                         over five years prior to his retirement in 1992, Mr. Foy served as a Senior Partner at such firm. Mr. Foy is also a director of Central and South West Corporation.
- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  WENDY L. GRAMM, 49
                         Director since 1993
                         Dr. Gramm is currently self employed as a consultant on economic issues. From February,
                         1988 until January, 1993, Dr. Gramm served as Chairman of the Commodity Futures Trading
                         Commission in Washington, D.C. Dr. Gramm is also a director of IBP, Inc., State Farm
                         Insurance Co. and the Chicago Mercantile Exchange.
- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  ROBERT K. JAEDICKE, 65
                         Director since 1985
                         Dr. Jaedicke is Professor (Emeritus) of Accounting at the Stanford University Graduate
                         School of Business in Stanford, California. He has been on the Stanford Faculty since 1961 and served as Dean from 1983 until 1990. Dr. Jaedicke is also a director of Homestake
                         Mining Co., Boise Cascade Corporation, Wells Fargo & Company, California Water Service
                         Company, GenCorp, Inc. and State Farm Insurance Co.
- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  RICHARD D. KINDER, 49
                         Director since 1988
                         Since October, 1990, Mr. Kinder has been President and Chief Operating Officer of Enron.
                         From December, 1988 until October, 1990, he served Enron as Vice Chairman of the Board.
                         For over five years prior to his election as Vice Chairman, Mr. Kinder served in various management and legal positions with Enron and its affiliates. Mr. Kinder is also a director of Enron Oil & Gas Company, EOTT Energy Corp. (the general partner of EOTT Energy
                         Partners, L.P.), Enron Liquids Pipeline Company (the general partner of Enron Liquids
                         Pipeline, L.P.) and Baker Hughes Incorporated.
- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  KENNETH L. LAY, 51
                         Director since 1985
                         For over five years, Mr. Lay has been Chairman of the Board and Chief Executive Officer of
                         Enron. From February, 1989 until October, 1990, he also served as President of Enron. Mr.
                         Lay is also a director of Eli Lilly and Company, Compaq Computer Corporation, Enron Oil &
                         Gas Company and Trust Company of the West.
- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  CHARLES A. LEMAISTRE, 70
                         Director since 1985
                         For over fifteen years, Dr. LeMaistre has been President of The University of Texas M. D.
                         Anderson Cancer Center in Houston, Texas.
- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  JOHN A. URQUHART, 65
                         Director since 1990
                         Since August, 1991, Mr. Urquhart has been Vice Chairman of the Board of Enron. Since
                         January, 1991, Mr. Urquhart has also been President of John A. Urquhart Associates, a management consulting firm in Fairfield, Connecticut. From 1986 through 1990, he served
                         General Electric Company in the roles of Senior Vice President of Industrial and Power
                         Systems and as Executive Vice President of two of General Electric Company's sectors --
                         International and Power Systems. He also serves as a director of Aquarion Company, TECO
                         Energy, Inc., Hubbell, Inc. and The Weir Group, PLC.
- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  CHARLS E. WALKER, 70
                         Director since 1985
                         For two decades, Dr. Walker has been Chairman of Walker/Free Associates, previously Charls
                         E. Walker Associates, Inc., a governmental relations consulting firm, in Washington, D.C.
                         Dr. Walker is also a director of Potomac Electric Power Company.
- ------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------
[PHOTO]                  HERBERT S. WINOKUR, JR., 50
                         Director since 1985
                         Since 1987, Mr. Winokur has been President of Winokur & Associates, Inc., an investment and management services firm, and Managing General Partner of Capricorn Investors, L.P., a
                         private investment partnership concentrating on investments in restructure situations.
                         Prior to his current appointment, Mr. Winokur was Senior Executive Vice President and
                         Director of Penn Central Corporation. Mr. Winokur is also a director of NAC Re
                         Corporation, NHP, Inc., DynCorp and Marine Drilling Companies.
- ------------------------------------------------------------------------------------------------------------------

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Enron knows of no one who beneficially owns in excess of five percent of a class of Enron's Voting Stock except as set forth in the table below.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL
            NAME AND                                           OWNERSHIP
           ADDRESS OF                                            AS OF
           BENEFICIAL                                           JANUARY               PERCENT
              OWNER                      TITLE OF CLASS         31, 1994              OF CLASS
                                    -------------------------
Estate of Arthur B. Belfer          Preferred Convertible          85,000               5.91657
767 Fifth Ave.                      Common                        162,116(1)             *
New York, New York 10153
Robert A. Belfer                    Preferred Convertible         261,803(2)           17.9554
767 Fifth Ave.                      Common                      1,291,734(3)(4)(5)(6)    *
New York, New York 10153
Mr. and Mrs. Lawrence Ruben         Preferred Convertible         232,497(7)           15.9455
600 Madison Ave.                    Common                      1,000,300(8)             *
New York, New York 10022
Enron Corp. Employee Stock          Common                     32,459,680(9)           12.9988
Ownership Plan
1400 Smith St.
Houston, Texas 77002-7369

- ---------------

   * Less than 1 percent.

 (1) If the Estate of Arthur B. Belfer converted the Preferred Convertible Stock that it owns directly into Common Stock, it would beneficially own 1,322,536 shares, or approximately .53%, of the Common Stock that would be outstanding after giving effect to such conversion.

 (2) Does not include 85,000 shares held by the Estate of Arthur B. Belfer of which Robert A. Belfer is executor; 625 shares held by Mr. Belfer's wife; 22,000 shares held by a trust of which Mr. Belfer's wife is co-trustee; and 63,797 shares held by trusts of which Mr. Belfer is trustee or co-trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.
                                             (Notes continued on following page)

 (3) Includes restricted shares of Common Stock held under Enron's 1988 and 1991 Stock Plans. Participants in those Plans have sole voting power and no investment power for restricted shares awarded under the Plan until such shares vest in accordance with Plan provisions. After vesting, the participant has sole investment and voting powers.

 (4) The number of shares of Common Stock subject to stock options exercisable within 60 days after January 31, 1994, which number is included in the number of shares shown as beneficially owned as of such date, is 11,872 shares.

 (5) Includes shares held under Enron's Savings Plan. Participants in the Savings Plan have sole voting power and limited investment power with respect to shares in the Plan.

 (6) Does not include 162,116 shares held by the Estate of Arthur B. Belfer, of which Robert A. Belfer is executor; 6,180 shares held by Mr. Belfer's wife; 372,000 shares held by a trust of which Mr. Belfer's wife is co-trustee and 13,248 shares held by a trust of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership. If Robert A. Belfer converted the Preferred Convertible Stock that he owns directly into Common Stock, he would own 4,865,869 shares, or approximately 1.9%, of the Common Stock that would be outstanding after giving effect to such conversion.

 (7) Does not include 960 shares held as co-trustees for their children; 68,824 shares held by Mrs. Ruben as trustee and co-trustee for her children; and 11,051 shares held by Mr. Ruben as co-trustee for his nieces and nephews, in which shares Mr. Ruben disclaims beneficial ownership.

 (8) Does not include 9,480 shares held as co-trustees for their children; 240,896 shares held by Mrs. Ruben as trustee and co-trustee for her children; 179,696 shares held by Mr. Ruben as co-trustee for his children; 332,280 shares held by Mr. Ruben as co-trustee for his nieces and nephews; and 89,800 shares held by the Selma and Lawrence Ruben Foundation in which shares Mr. and Mrs. Ruben disclaim beneficial ownership. If Mr. and Mrs. Ruben converted the Preferred Convertible Stock that they own directly into Common Stock, they would own 4,174,349 shares, or approximately 1.7%, of the Common Stock that would be outstanding after giving effect to such conversion.

 (9) Pursuant to the terms of Enron's Employee Stock Ownership Plan ("ESOP"), shares allocated to employee accounts are voted by the respective employees. The ESOP administrative committee has the power to vote Enron's Common Stock which has not been allocated to any employee accounts. If the ESOP trustee receives no voting directions from the ESOP administrative committee as to unallocated shares or from the respective employees as to allocated shares, then all such shares are to be voted by the trustee in the same proportion as the allocated shares that are voted by employees.
                                             (Notes continued on following page)

STOCK OWNERSHIP OF MANAGEMENT AND BOARD OF DIRECTORS

                                                           PREFERRED                  COMMON STOCK              COMMON UNITS
                                                       CONVERTIBLE STOCK              ENRON OIL &              ENRON LIQUIDS
                             COMMON STOCK                 ENRON CORP.                 GAS COMPANY              PIPELINE, L.P.
                             ENRON CORP.             AS OF JANUARY 31, 1994      AS OF JANUARY 31, 1994    AS OF JANUARY 31, 1994
                        AS OF JANUARY 31, 1994     --------------------------  --------------------------  ----------------------
                     ----------------------------     AMOUNT                      AMOUNT                      AMOUNT
                           AMOUNT                   AND NATURE                  AND NATURE                  AND NATURE
                         AND NATURE                     OF                          OF                          OF
                       OF BENEFICIAL     PERCENT    BENEFICIAL       PERCENT    BENEFICIAL       PERCENT    BENEFICIAL   PERCENT
        NAME         OWNERSHIP(1)(2)(3)  OF CLASS  OWNERSHIP(1)      OF CLASS  OWNERSHIP(1)      OF CLASS  OWNERSHIP(1)  OF CLASS
- -------------------- ------------------  --------  ------------      --------  ------------      --------  ------------  --------
William A. Anders...         16,067         *             --                         --                          --
Robert A. Belfer....      1,291,734(4)(5)   *        261,803(8)     17.9554          --(9)                       --
Norman P. Blake,
  Jr................             --                        --                         --                          --
John H. Duncan......        102,452         *              --                     40,000           *              --
Joe H. Foy..........         30,452         *              --                      1,000           *           1,800       *
Wendy L. Gramm......            864         *              --                         --                          --
Robert K.
  Jaedicke..........         14,724         *              --                         --                          --
Richard D. Kinder...        806,952(4)      *              --                     19,619(10)       *          25,000       *
Kenneth L. Lay......      1,250,601(4)(11)  *              --                     15,800(10)(11)   *              --
Charles A.
  LeMaistre.........         14,324         *              --                         --                          --
John A. Urquhart....          8,802         *              --                         --                          --
Charls E. Walker....         11,676(12)     *              --                      5,500(10)(13)   *              --
Herbert S. Winokur,
  Jr................         50,552         *              --                         --                          --
Ronald J. Burns.....        621,069(4)      *              --                      2,500           *           1,900       *
Edmund P. Segner,
  III...............        154,918(4)      *              --                         --                          --
Rodney L. Gray......        135,738(4)      *              --                        650           *              --
All directors and
  executive officers
  as a group
  (23 in number)....      5,564,177(4)   2.209%       261,803        17.9554      97,589           *          28,700       *

                                                                       COMMON UNITS                        COMMON UNITS
                                                                   ENRON CAPITAL L.L.C.           NORTHERN BORDER PARTNERS, L.P.
                                                                  AS OF JANUARY 31, 1994              AS OF JANUARY 31, 1994
                                                              -------------------------------     -------------------------------
                                                                    AMOUNT                              AMOUNT
                                                                  AND NATURE                          AND NATURE
                                                                OF BENEFICIAL        PERCENT        OF BENEFICIAL        PERCENT
                            NAME                              OWNERSHIP(1)(2)(3)     OF CLASS     OWNERSHIP(1)(2)(3)     OF CLASS
- ------------------------------------------------------------  ------------------     --------     ------------------     --------
William A. Anders...........................................              --                              2,000             *
Robert A. Belfer............................................              --                                 --
Norman P. Blake, Jr.........................................              --                              1,500             *
John H. Duncan..............................................              --                                 --
Joe H. Foy..................................................              --                                 --
Wendy L. Gramm..............................................              --                                 --
Robert K. Jaedicke..........................................              --                                 --
Richard D. Kinder...........................................              --                                 --
Kenneth L. Lay..............................................              --                                 --
Charles A. LeMaistre........................................              --                                 --
John A. Urquhart............................................              --                                 --
Charls E. Walker............................................              --                                 --
Herbert S. Winokur, Jr......................................              --                                 --
Ronald J. Burns.............................................              --                              3,100             *
Edmund P. Segner, III.......................................              --                                 --
Rodney L. Gray..............................................              --                                 --
All directors and
  executive officers
  as a group
  (23 in number)............................................              --                             12,600             *

- ---------------

  *  Less than 1%.

                                             (Notes continued on following page)

 (1) Except as otherwise explained in the footnotes set forth below, all shares involve sole voting power and sole investment power.

 (2) Includes restricted shares of Common Stock held under Enron's 1988 and 1991 Stock Plans for certain non-employee directors. Participants in those Plans have sole voting power and no investment power for restricted shares awarded under the Plan until such shares vest in accordance with Plan provisions. After vesting, the participant has sole investment and voting powers.

 (3) The number of shares of Common Stock subject to stock options exercisable within 60 days after January 31, 1994, which number is included in the number of shares shown as beneficially owned as of such date, is as follows: Mr. Anders, 2,512 shares; Mr. Belfer, 11,872 shares; Mr. Duncan, 16,832 shares; Mr. Foy, 16,832 shares; Dr. Jaedicke, 7,904 shares; Mr. Kinder, 534,041 shares; Mr. Lay, 450,100 shares; Dr. LeMaistre, 7,904 shares; Mr. Urquhart, 3,968 shares; Dr. Walker, 3,504 shares; Mr. Winokur, 16,832 shares; Mr. Burns, 458,080 shares; Mr. Gray, 108,876 shares; Mr. Segner, 117,800 shares; and all directors and executive officers as a group, 2,188,391 shares.

 (4) Includes shares held under Enron's Savings Plan and/or Employee Stock Ownership Plan ("ESOP"). Participants in the Savings Plan have sole voting power and limited investment power with respect to shares in the Plan. Participants in the ESOP have sole voting power and no investment power prior to distribution of shares from the Plan.

 (5) Does not include 162,116 shares held by the Estate of Arthur B. Belfer, of which Robert A. Belfer is executor; 6,180 shares held by Mr. Belfer's wife, 372,000 shares held by a trust of which Mr. Belfer's wife is co-trustee and 13,248 shares held by a trust of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership. If Robert A. Belfer converted the Preferred Convertible Stock that he owns directly into Common Stock, he would own 4,865,869 shares, or approximately 1.9%, of the Common Stock that would be outstanding after giving effect to such conversion.

 (8) Does not include 85,000 shares held by the Estate of Arthur B. Belfer, of which Robert A. Belfer is executor; 625 shares held by Mr. Belfer's wife; 22,000 shares held by a trust of which Mr. Belfer's wife is co-trustee; and 63,797 shares held by trusts of which Mr. Belfer is trustee or co-trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (9) Does not include 10,000 shares held by trusts of which Mr. Belfer's wife is trustee for their children, in all of which shares Mr. Belfer disclaims beneficial ownership.

(10) Does not include 64,000,000 shares owned by Enron in which each of Messrs. Lay, Urquhart and Kinder, in their capacities as Chairman of the Board, Vice Chairman of the Board and President, respectively, of Enron, has sole voting and investment power pursuant to the provisions of Enron's by-laws.

(11) Includes 7,530 shares with respect to Enron Common Stock and 800 shares with respect to Enron Oil & Gas Company Common Stock held by Mr. Lay's children and stepchildren in which Mr. Lay has shared voting and investment power.

(12) Does not include 6,088 shares owned by Dr. Walker's wife and in which Dr. Walker disclaims beneficial ownership.

(13) Includes 3,500 shares which may be purchased at $45.00 pursuant to a call option which expires on April 16, 1994.

     As of January 31, 1994, management and the Board of Directors held no ownership interest in common units of EOTT Energy Partners, L.P. Such units
first traded publicly on           , 1994.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held five regularly scheduled meetings and three specially scheduled meetings during the year ended December 31, 1993. The Executive Committee meets on a less formal basis and may exercise all of the powers of the Board of Directors, except where restricted by Enron's by-laws or by applicable law. During the year ended December 31, 1993, the Executive Committee met five times. The Executive Committee is currently composed of Messrs. Duncan (Chairman), Belfer, Foy, Kinder, Lay, LeMaistre and Winokur.

     The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. The Audit Committee is the communication link between the Board and Enron's independent auditors. At four meetings during the year ended December 31, 1993, the Audit Committee met with the independent auditors, as well as

Enron officers and employees who are responsible for legal, financial and accounting matters. In addition to recommending the appointment of the independent auditors to the Board of Directors, the Audit Committee reviews the scope and fee related to the audit, the accounting policies and reporting practices, contract and internal auditing and internal control, compliance with Enron's policies regarding business conduct and other matters as deemed appropriate. The Audit Committee is currently composed of Messrs. Jaedicke (Chairman), Blake and Walker and Ms. Gramm.

     The Compensation Committee is responsible for approving the compensation arrangements of senior management and recommending approval by the Board of Directors of the creation of and amendments to Enron benefit plans. In meeting eleven times during the year ended December 31, 1993, the Compensation Committee also continued to monitor and approve awards earned pursuant to Enron's comprehensive executive compensation program. The Compensation Committee is currently composed of Messrs. LeMaistre (Chairman), Anders, Belfer, Duncan and Foy.

     The Finance Committee serves as a focal point of communication between management of Enron and the Board of Directors on financial matters. In meeting twice during the year ended December 31, 1993, the Finance Committee reviewed the financial plans and proposals of management, as well as recommended action with regard thereto to the Board of Directors. The Finance Committee is currently composed of Messrs. Winokur (Chairman), Anders, Blake, Jaedicke and Urquhart.

     The Board's Nominating Committee is responsible for continuing studies of the size and composition of the Board. In meeting twice during the year ended December 31, 1993, the Committee reviewed information regarding proposed nominees to the Board. The Nominating Committee is currently composed of Messrs. Walker (Chairman) and Urquhart and Ms. Gramm.

     During the year ended December 31, 1993, each Director attended at least 75% of the total number of meetings of the Board and the committees on which the Director served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     During 1993, each non-employee director of Enron received a fee of $22,000 for serving as a director. Each non-employee director was also paid $4,000 annually for each committee on which such director served. Chairs of the committees received an additional $2,000 annually. Meeting fees were $1,250 for each Board meeting attended and $1,000 for each committee meeting attended. Total directors' fees paid or deferred in 1993 were $550,833.

     Enron maintains a Deferral Plan for directors under which fees can be deferred to a later specified date. Interest is credited to all amounts deferred. Currently six Directors participate in the Plan. Directors also participate in the Enron Corp. 1988 and 1991 Stock Plans. During 1993, each non-employee director received 480 shares of restricted stock (with an average value of $29.00 per share) and stock options to purchase a total of 1,920 shares (with an average exercise price of $29.00 per share) pursuant to the 1991 Stock
Plan.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for developing Enron's executive compensation philosophy. It is the duty of the Committee to administer the philosophy and its relationship with the compensation paid to the Chief Executive Officer and each of the other executive officers.

     The basic philosophy behind executive compensation at Enron is to reward the executive's performance that creates long-term stockholder value. This pay-for-performance tenet is embedded in most aspects of an executive's total compensation package. Salary increases, annual incentive awards and long-term incentive grants are reviewed annually to ensure consistency with Enron's total compensation philosophy.

  Base Salary

     All decisions regarding base salary are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by annual compensation surveys. Base salaries are targeted at the median of an industry comparator group, comparable to the peer group reflected in the performance graph set forth in "Comparative Stock Performance" in this proxy statement.

  Annual Incentive Awards

     The Annual Incentive Plan is funded as a percentage of after-tax net income as approved by the Committee each year based upon company performance and competitive industry practice. Downward adjustment of the fund is at the sole discretion of the Committee based on performance against other goals such as cash flow, strengthening the balance sheet and total stockholder return. These factors are not weighted, but are applied at the sole discretion of the Committee. However, upward adjustment of the fund, over the formula-driven amount, is not allowed. Since Enron's performance goal is net income, the fund increases or decreases based on Enron's earnings performance. All decisions regarding individual incentive awards are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by annual compensation surveys, but in no event will an individual incentive award exceed one-half of one percent of after-tax net income. Annual incentive awards are intended to result in total direct compensation (base plus annual incentive) at the top quartile of the industry comparator group, given top quartile performance.

  Long-Term Incentive Grants

     Long-term incentive grants are made annually to each executive and are targeted at the top quartile of the industry comparator group. One-half of the grants' intended value is made in performance units under Enron's Performance Unit Plan and one-half is made in stock options. Aggregate stock holdings of the executives have no bearing on the size of long-term incentive grants. Occasionally, restricted stock is granted for specific reasons, such as: (i) individual performance, (ii) company performance, (iii) to accommodate special situations such as promotions, (iv) in lieu of other benefits or (v) to remain market competitive.

     Enron's long-term incentive program is focused on increasing stockholder value. For example, performance units compare Enron's total stockholder return versus peer group performance over a four-year period. In order for top quartile compensation to be realized, Enron's total stockholder return must rank at least third among the peer group of 12 companies. Stock options are granted at market price. Thus, for any compensation to be realized pursuant to stock options, the market price of Common Stock must increase.

  Total Compensation

     Approximately 70% of the total compensation of Enron's most senior executives is "at risk", growing or shrinking based strictly upon the performance of Enron and return to the stockholders. Also, two significant elements in the employee benefit package, the Employee Stock Ownership Plan and Enron Corp. Savings Plan (which own over 16% of Enron Stock), are driven by increasing stockholder value.

     Inherent in this "at-risk" component is a heavy weighting toward long-term performance. At Enron, long-term incentives for the most senior executives are more than double the size of annual incentives. We believe this feature provides Enron management with a long-term strategic incentive that will encourage the continued creation of stockholder value. In addition, the executive officers who are employees and are listed in Enron's annual report to stockholders are each expected to hold Common Stock having a value of at least their annual salary.

     The Committee has access to Hewitt Associates, a national consulting firm experienced in executive compensation, other nationally recognized compensation consulting firms, national compensation surveys and Enron's financial records. Each year the Committee reviews each element of compensation to ensure that the total compensation delivered is reflective of company performance with input on market competitiveness. The executive compensation program is designed to provide top quartile compensation for top quartile performance.

  Chief Executive Officer Compensation

     As part of an annual review, the Committee applies the executive compensation philosophy to the total compensation package of the Chief Executive Officer and the other executives. In May, 1993, Mr. Lay received a $115,000 increase in his base salary, to reflect accomplishment of objectives and top quartile performance relative to industry peers. In recognition of Enron's superior performance relative to its peer group, Mr. Lay received a cash annual incentive award of $1,040,000 and a stock option grant, at market value, of 48,000 shares. The Committee determined the amount of the annual incentive award taking into consideration the annual performance report presented by management, Enron's 43% increase in earnings from operations, 26% increase in net income (exclusive of a one time charge related to the increase in the corporate federal income tax rate) and Enron's 28% total stockholder return for 1993 as compared to the S&P 500's 10% and industry peers' 17% annual return.

     Mr. Lay also received a cash payment of $900,000 in 1993 under the Performance Unit Plan for the 1990-1993 performance period. Payments are made under the Performance Unit Plan only if Enron's total stockholder returns are greater than returns stockholders would have received if they invested in stock of industry peers. The payout for the measurement period from 1990-1993 reflected Enron's return to its stockholders of 95.08% compared with a negative 3.4% for industry peers, 43.64% for the S&P 500, and 19.86% for 90-day U.S. Treasury Bills. This performance earned Enron a ranking of Number 1 and valued the units at $2.00.

     During 1993, grants of stock options and performance units were granted to Mr. Lay and were consistent with the design of the overall program. Special one time grants of 400,000 stock options and 47,200 shares of restricted stock were made to Mr. Lay to supplement the actual value that had been realized from prior long-term grants, which the Committee determined to be insufficient relative to the market in light of Enron's superior performance during the past several years. The options were granted at market value.

     In connection with certain advances to purchase Common Stock, Mr. Lay received a cash payment of $1,095,128 in 1993 under the stock finance agreement which was part of his September 1989 employment agreement (see "Employment Contracts," pages 20 and 21 below). Under the stock finance agreement, Mr. Lay was advanced $5 million to buy Enron Common Stock, which served as collateral for the advance. The cash payment in 1993 was provided to equalize the increased value and dividends that would have been realized based on the purchase of 100,000 shares (currently, 400,000 shares on a post-split basis), assuming a $50 purchase price (or $12.50 on a post-split basis), which Mr. Lay agreed to buy under the agreement, compared to the number of shares that were actually purchased in the open market at varying prices above $50 (or $12.50 on a post-split basis).

  Renewed Employment Contracts

     The existing five year employment contracts for Mr. Lay and Mr. Kinder were scheduled to expire on August 31, 1994. To ensure that Enron retains what the Executive and Compensation Committees consider to be the top management team in the industry, which increased stockholder value by 296% from 1988 to 1993 and outperformed the S&P 500 and the industry peer group average for each of the past five years, as evidenced by the performance graph set forth in "Comparative Stock Performance" in this proxy statement, the Committee entered into contract renewal discussions with Mr. Lay and Mr. Kinder during 1993. The Committee is pleased to announce that effective February 8, 1994, Mr. Lay and Mr. Kinder have agreed to renew their employment contracts through February 8, 1999, although each has the right to terminate his agreement as of February 8, 1997. The Committee and Board of Directors agree that retaining and motivating these top two executives is critical if Enron is to achieve or exceed its targeted earnings per share growth rate of 15% in 1994 and beyond, and at the same time expand its business globally. To assure that management interests are properly aligned with stockholder interests, the Committee granted Mr. Lay and Mr. Kinder 1,200,000 and 1,000,000 stock options at market value, respectively, under the renewed employment contracts. The vesting of up to 80% of these stock options will not occur during the five year term of the new employment contracts unless Enron achieves a compound growth in earnings per share of at least 15% per year. The Committee believes these significant stock option grants provide the necessary linkage between stockholder returns and management rewards. The details of the grants and renewed contracts are explained in the "Employment Contracts" section of this proxy statement.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's Chief Executive Officer and four other most highly compensated executive officers, as reported in the proxy statement. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Enron intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants, certain restricted stock grants, performance unit grants and annual incentive awards) in a manner that complies with the new statute, including presentation of each of these plans to stockholders for approval (see Annual Meeting Items 4, 5 and 6 in this proxy statement). Occasionally, Enron may grant restricted stock for specific reasons which would not qualify as performance-based compensation.

  Summary

     Executive compensation at Enron is taken seriously by the Committee, the Board of Directors and senior management. The Committee believes that there has been a strong link between the success of the stockholder and the rewards of the executives. The Committee also strongly believes that Mr. Lay and Mr. Kinder have had significant influence in the success of Enron. This success is evidenced by the increase in stockholder value from 1988 to 1993, during which time a stockholder who invested $100 in Enron Common Stock would have received $396.30 or a 296% increase in value compared to 97% for the S&P 500 and 23% for industry peers, as evidenced by the performance graph set forth in "Comparative Stock Performance" in this proxy statement. The Committee believes that with the present plan designs, and the employment contract extensions for Messrs. Lay and Kinder, management will continue to strive to increase stockholder value.

                                  COMPENSATION COMMITTEE
                                  Charles A. LeMaistre -- Chairman
                                  William A. Anders
                                  Robert A. Belfer
                                  John H. Duncan
                                  Joe H. Foy

COMPARATIVE STOCK PERFORMANCE

     The performance graph shown below was prepared by Value Line, Inc., for use in this proxy statement. As required by applicable rules of the Securities and Exchange Commission (the "SEC"), the graph was prepared based upon the following assumptions:

          1. $100 was invested in Enron Common Stock, the S&P 500 and the Peer Group (as defined below) on January 1, 1989.

          2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

          3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise Enron's Peer Group are as follows: Arkla, Inc.; Burlington Resources Inc.; Coastal Corp.; Columbia Gas Systems, Inc.; Consolidated Natural Gas Co.; Occidental Petroleum Corp.; Panhandle Eastern Corp.; Sonat Inc.; Tenneco, Inc.; Transco Energy Company; and The Williams Companies, Inc.

     Although this method of calculating stockholder return differs from the method that Enron uses for purposes of its long-term incentive plan (which is based upon quarterly period returns), it does display a similar trend.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS

                        ENRON CORP., S&P 500, PEER GROUP
                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 1993)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)         ENRON CORP.       S&P 500       PEER GROUP
1/1/89                                     100             100             100
12/31/89                                166.03          131.49          138.72
12/31/90                                165.05          127.32          109.88
12/31/91                                219.68          166.21           94.35
12/31/92                                309.66           179.3           104.9
12/31/93                                396.29          197.23          122.78

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of Enron's last three fiscal years to Enron's Chief Executive Officer and each of Enron's four other most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                               -----------------------------------        ------------------------------------
                                                           OTHER                                                     ALL OTHER
                                                           ANNUAL         RESTRICTED      OPTIONS/      LTIP        COMPENSATION
  NAME & PRINCIPAL              SALARY       BONUS        COMPENSATION      STOCK          SARS       PAYOUTS      --------------
      POSITION         YEAR       $            $          ($)(1)(2)       AWARDS($)(3)      (#)        ($)(4)        ($)(2)(5)
- ---------------------  ----    --------    ----------     --------        ----------      -------     --------     --------------
Kenneth L. Lay.......  1993    $960,000    $1,040,000     $375,232        $1,283,250      648,000     $900,000       $1,137,035
 Chairman of the
   Board and           1992    $875,000    $1,100,000     $326,709        $   60,270      187,500     $739,200       $   35,624
 Chief Executive
   Officer             1991    $800,000    $  900,000                     $  656,073      156,000     $714,000
Richard D. Kinder....  1993    $640,044    $  720,000     $218,410        $  853,688      433,233     $550,044       $  404,913
 President and Chief   1992    $583,377    $  750,000     $100,344        $   32,646      125,000     $475,200       $   35,624
 Operating Officer     1991    $533,376    $  600,000                     $  418,223      114,000     $300,000
Ronald J. Burns......  1993    $433,333    $  320,000     $129,212        $  426,844      199,950     $216,810       $   41,907
 Co-Chairman and
   Chief               1992    $368,021    $  325,000     $ 46,089        $   11,839       62,500     $208,440       $   35,624
 Executive Officer,
   Enron Gas           1991    $335,000    $  250,000                     $  286,030      262,500     $175,050
 Services Corp.
Edmund P. Segner,
 III.................  1993    $297,500    $  260,000     $  8,450        $  511,125      240,000     $ 70,070       $   41,907
 Executive Vice
   President           1992    $195,631    $  250,000     $  8,400        $        0       41,700     $ 67,376       $   30,679
 and Chief of Staff    1991    $168,340    $  150,000                     $  101,000       53,300     $ 53,184
Rodney L. Gray.......  1993    $287,292    $  260,000     $  6,250        $  266,438      252,950     $ 84,150       $   41,907
 Chairman and          1992    $187,545    $  165,000     $  5,100        $        0       29,200     $ 80,904       $   29,303
 Chief Executive
   Officer, Enron      1991    $170,672    $  120,000                     $   75,750       29,200     $ 80,904
 International, Inc.

- ------------

(1) Includes "Perquisites and Other Personal Benefits" if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Personal plane usage of $132,829 has been reported for Mr. Lay. Also, Enron maintains two deferral plans for key employees under which payment of base salary, annual bonus and long-term incentive awards may be deferred to a later specified date. Under the 1985 Deferral Plan, interest is credited on amounts deferred based on 150% of Moody's seasoned corporate bond yield index, which for 1992 was 13.845% and for 1993 was 12.825%. Interest in excess of 120% of the December, 1992 long-term Applicable Federal Rate (8.5%) has been reported as other annual compensation for 1993, and interest in excess of 120% of the December, 1991 long-term Applicable Federal Rate (9.5%) has been reported as other annual compensation for 1992. No interest has been reported as other annual compensation under the 1992 Deferral Plan, which credits interest at Enron's mid-term borrowing rate, since the crediting rates for 1992 and 1993 of 7.5% and 7.06%, respectively, did not exceed 120% of the Applicable Federal Rate. Other Annual Compensation also includes miscellaneous cash payments for items such as cash perquisite allowances and lost benefits due to statutory earnings limits.

(2) Only 1992 and 1993 data is provided, since the rules adopted by the SEC allow a three-year phase-in for this category.

(3) Restricted stock awards granted to Messrs. Lay, Kinder and Burns on January 3, 1991 vested 33% on January 3, 1992 and 67% on December 14, 1992; restricted stock awards granted to Messrs. Lay, Kinder, Burns, Segner and Gray on January 16, 1991 vested 33% on January 16, 1992 and 67% on December 14, 1992; restricted stock awards granted to Messrs. Lay, Kinder and Burns on January 2, 1992 vested 100% on December 14, 1992. Vesting of all unvested restricted stock was accelerated to December, 1992. Dividend equivalents accrued from date of grant and were paid upon vesting. The following is the aggregate total of shares in unreleased restricted stock holdings and their value as of December 31, 1993, for each of the Named Officers: Mr. Lay, 47,200 shares valued at $1,368,800; Mr. Kinder, 31,400 shares valued at $910,600; Mr. Burns, 15,700 shares valued at $455,300; Mr. Segner, 18,800 shares valued at $545,200; and Mr. Gray, 9,800 shares valued at $284,200.

(4) Payments are included in the years in which the applicable payout was earned. The payout for the 1988 grant was earned in December, 1991, and was paid in January, 1992. The payout for the 1989 grant was earned and paid in December, 1992. The payout for the 1990 grant was earned and paid in December, 1993.

(5) The amounts shown include the value, as of December 31, 1992 and December 31, 1993, of Enron Common Stock allocated during 1992 and 1993 to employee's savings account under Enron's Employee Stock Ownership Plan. Also included in 1993 are cash payments to Messrs. Lay and Kinder of $1,095,128 and $363,006 respectively that were made pursuant to the terms of their advances which were used to purchase Common Stock in 1989. See "Chief Executive Officer Compensation" in the Report from the Compensation Committee Regarding Executive Compensation on pages 12 and 13.

STOCK OPTION GRANTS DURING 1993

     The following tables sets forth information with respect to grants of stock options pursuant to Enron's stock option plans to the Named Officers reflected in the Summary Compensation Table. No stock appreciation rights were granted during 1993.

                                     INDIVIDUAL GRANTS
                           -------------------------------------
                                           % OF
                                           TOTAL
                                          OPTIONS/SARS
                                          GRANTED                                    POTENTIAL REALIZABLE VALUE AT
                                            TO                                          ASSUMED ANNUAL RATES OF
                            OPTIONS/      EMPLOYEES     EXERCISE                        STOCK PRICE APPRECIATION
                              SARS        IN            OR BASE                            FOR OPTION TERM(3)
                            GRANTED       FISCAL         PRICE      EXPIRATION  ----------------------------------------
           NAME              (#)(1)        YEAR          ($/SH)       DATE      0%(2)         5%               10%
- -------------------------- ----------     -------       --------    --------    -----    -------------    --------------
Kenneth L. Lay............    600,000      13.81%       $27.1875    02/09/03    $0.00    $   10,258,844    $    25,997,924
                               48,000       1.11%       $28.2500    12/13/98    $0.00    $      374,638    $       827,852
Richard D. Kinder.........    399,998       9.21%       $27.1875    02/09/03    $0.00    $    6,839,195    $    17,331,863
                               33,235       0.76%       $28.2500    12/13/98    $0.00    $      259,398    $       573,201
Ronald J. Burns...........    199,950       4.60%       $27.1875    02/09/03    $0.00    $    3,418,760    $     8,663,808
Edmund P. Segner, III.....    240,000       5.52%       $27.1875    02/09/03    $0.00    $    4,103,537    $    10,399,170
Rodney L. Gray............    124,950       2.88%       $27.1875    02/09/03    $0.00    $    2,136,404    $     5,414,068
                              128,000       2.95%       $30.1250    06/21/03    $0.00    $    2,425,018    $     6,145,471
All Employee and
  Director Optionees......  4,345,233        100%       $27.6371(4)      N/A    $0.00    $   75,523,626(5) $   191,391,871(5)
All Stockholders..........        N/A         N/A            N/A         N/A    $0.00    $4,329,475,798    $10,971,751,750
Optionee Gain as % of All
  Stockholders Gain.......        N/A         N/A            N/A         N/A      N/A            1.74%             1.74%

- ---------------

(1) Options granted to the Named Officers granted on February 9, 1993 became 20% vested on August 9, 1993 and were first exercisable on that date with an additional 20% becoming exercisable on the anniversary of the date of grant until February 9, 1997. Options granted to Mr. Lay and Mr. Kinder on December 13, 1993 are 5 year grants and will become 100% vested June 13, 1994. Options granted to Mr. Gray on June 21, 1993 will vest 8 years from the date of grant or will vest on an accelerated basis according to the following percentages if earnings targets are met: 14.29% of total shares on February 1, 1994; 28.57% of total shares on February 1, 1995; 28.57% of total shares on February 1, 1996; and 28.57% of total shares on December 31, 1996. If a "change of control" (as defined in the 1991 Stock Plan) were to occur before the options become exercisable and are exercised, such vesting shall be accelerated and all such outstanding options shall be surrendered and the optionee shall receive a cash payment by Enron in an amount equal to the value of the surrendered options (as defined in the 1991 Stock Plan).

(2) An appreciation in stock price, which will benefit all stockholders, is required for optionees to receive any gain. A stock price appreciation of zero percent would render the option without value to the optionees.

(3) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Enron Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of Enron Common Stock.

(4) Weighted average grant price of all stock options granted to employees in 1993.

(5) Appreciation for all stockholders is calculated using the average exercise price for All Employee and Director Optionees ($27.6371) and using the number of shares of Enron Common Stock issued and outstanding on December 31, 1993 (249,095,312).

AGGREGATED STOCK OPTION/SAR EXERCISES DURING 1993 AND STOCK OPTION/SAR VALUES AS OF DECEMBER 31, 1993

     The following table sets forth information with respect to the Named Officers concerning the exercise of SARs and options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                                                                                                NUMBER OF
                                                                                        UNEXERCISED OPTIONS/SARS
                                     SHARES                                               AT DECEMBER 31, 1993
                                   ACQUIRED ON                      VALUE               -------------------------
           NAME                   EXERCISE (#)                  REALIZED ($)                   EXERCISABLE
- --------------------------  -------------------------     -------------------------     -------------------------
Kenneth L. Lay............                    147,220             $       2,796,819                       261,400
Richard D. Kinder.........                     60,000             $       1,428,750                       406,241
Ronald J. Burns...........                          0             $               0                       393,090
Edmund P. Segner, III.....                     50,480             $         931,528                        52,000
Rodney L. Gray............                          0             $               0                        51,230

                                                                           VALUE OF UNEXERCISED
                                                                           IN-THE-MONEY OPTIONS/
                                                                         SARS AT DECEMBER 31, 1993
                                                          -------------------------------------------------------

           NAME                   UNEXERCISABLE                  EXERCISABLE                  UNEXERCISABLE

- --------------------------  -------------------------     -------------------------     -------------------------

                            <C
Kenneth L. Lay............                  1,436,500             $       2,325,600            $       15,480,750

Richard D. Kinder.........                    913,992             $       5,406,462            $        9,575,461

Ronald J. Burns...........                    342,460             $       5,237,644            $        2,884,928

Edmund P. Segner, III.....                    241,140             $         134,000            $        1,023,763

Rodney L. Gray............                    259,960             $         447,317            $          636,680


- ---------------

LONG-TERM INCENTIVE PLAN -- AWARDS IN 1993

     The following table provides information concerning awards of performance units under Enron's long-term incentive plan during 1993. Grants are made at the beginning of each fiscal year and each unit is assigned a value of $1.00. The units are subject to a four-year plan performance period, at the end of which Enron's cumulative quarterly total stockholder return is compared to that of the 11 peer companies included in the Peer Group. At that time, the units are assigned a value ranging from $0 to $2.00 based on the rank of Enron's stockholder return within the Peer Group. To be valued at the maximum of $2.00, Enron must rank first, and to be valued at the target of $1.00, Enron must rank third. Regardless of Enron's rank, Enron's cumulative quarterly stockholder return must be above the cumulative return on 90-day U.S. Treasury Bills over the same performance period in order for any value to be assigned.

                                              NUMBER
                                                OF                    PERFORMANCE              ESTIMATED FUTURE PAYOUTS
                                              SHARES,                   OR OTHER           UNDER NON-STOCK PRICE-BASED PLANS
                                             UNITS OR                 PERIOD UNTIL    -------------------------------------------
                                               OTHER                   MATURATION      THRESHOLD        TARGET          MAXIMUM
                                            RIGHTS (#)                   PAYOUT        ($ OR #)        ($ OR #)        ($ OR #)
                                  -------------------------------     ------------    -----------     -----------     -----------
Kenneth L. Lay..................                          600,000       4 years          $   0.00      $  600,000      $1,200,000
Richard D. Kinder...............                          400,000       4 years          $   0.00      $  400,000      $  800,000
Ronald J. Burns.................                          200,000       4 years          $   0.00      $  200,000      $  400,000
Edmund P. Segner, III...........                          240,000       4 years          $   0.00      $  240,000      $  480,000
Rodney L. Gray..................                          125,000       4 years          $   0.00      $  125,000      $  250,000

RETIREMENT AND SEVERANCE PLANS

     For many years, Enron has maintained a Retirement Plan to provide retirement income for employees of Enron and its subsidiaries. Enron's ongoing Retirement Plan is designed to provide monthly retirement income for each employee of Enron and its participating subsidiaries in an amount equal to 1.45% of an employee's final average pay multiplied by such employee's years of accrual service not in excess of 25 years, plus .45% of final average pay multiplied by accrual service in excess of 25 years up to a maximum of 10 years, plus .45% of final average pay in excess of the integration level multiplied by accrual service not in excess of 35 years, plus 1% of final average pay multiplied by accrual service in excess of 35 years. Final average pay is the average of an employee's monthly compensation either for any period of 60 consecutive months which occurs during the last 120 months of vesting service and for which such employee's average monthly compensation is the highest, or for the period of such employee's vesting service if less than 60 months. The integration level is the lesser of 125% of compensation covered by Social Security for an employee attaining the Social Security retirement age, or the FICA taxable wage base in effect, in the Plan year in which the employee terminates employment. Directors who are not employees are not eligible to participate in the Plan. Benefits accrued after 1986 are offset by the value of Common Stock allocated to an employee's retirement account in Enron's Employee Stock Ownership Plan. In addition, Enron has a Supplemental Retirement Plan which is designed to assure payments to certain employees of that retirement income which would be provided under the Retirement Plan except for the dollar limitation on accrued benefits imposed by the Internal Revenue Code of 1986, as amended, and a Pension Program for Deferral Plan Participants which provides supplemental retirement benefits equal to any reduction in benefits due to deferral of salary into either of Enron's Deferral Plans.

     Estimated annual retirement benefits based on continued participation in the Enron Retirement Plan and Supplemental Retirement Plan are as follows:

                               PENSION PLAN TABLE

                                                     ESTIMATED ANNUAL BENEFIT
                 -------------------------------------------------------------------------------------------------
                                                YEARS OF CREDITED SERVICE AT AGE 65
                 -------------------------------------------------------------------------------------------------
REMUNERATION          10               15               20               25               30               35
- ------------     ------------     ------------     ------------     ------------     ------------     ------------
$  200,000         $   36,722       $   55,084       $   73,445       $   91,806       $  100,167       $  108,528
$  400,000         $   74,722       $  112,084       $  149,445       $  186,806       $  204,167       $  221,528
$  600,000         $  112,722       $  169,084       $  225,445       $  281,806       $  308,167       $  334,528
$  800,000         $  150,722       $  226,084       $  301,445       $  376,806       $  412,167       $  447,528
$1,000,000         $  188,722       $  283,084       $  377,445       $  471,806       $  516,167       $  560,528
$1,200,000         $  226,722       $  340,084       $  453,445       $  566,806       $  620,167       $  673,528

NOTE: The benefit amounts are based on the straight life annuity form without adjustment for any offset applicable to a participant's retirement account in the ESOP.

     The following table sets forth the estimated annual benefits payable under normal retirement at age 65, assuming current remuneration levels and participation until normal retirement at age 65, with respect to the Named Officers under the provisions of the foregoing retirement plans:

                                                    ESTIMATED
                                                    CREDITED
                                                    YEARS                        ESTIMATED
                                        CURRENT     OF                            ANNUAL
                                        CREDITED    SERVICE     CURRENT          BENEFIT
                                        YEARS       AT          COMPENSATION     PAYABLE
                                        OF          AGE         COVERED            UPON
                                        SERVICE     65          BY PLANS         RETIREMENT
                                        ---         ---         --------         --------
        Mr. Lay.......................   16          30         $990,000         $509,664
        Mr. Kinder....................   13          29          660,044          329,799
        Mr. Burns.....................   19          43          445,000          280,178
        Mr. Segner....................    5          30          350,012          176,398
        Mr. Gray......................    5          20          350,012          171,821

     Enron's Severance Pay Plan, as amended, provides for the payment of benefits to employees who are terminated for failing to meet performance objectives or standards, or who are terminated due to reorganization or economic factors. The amount of benefits payable for performance related termina-tions is based on length of service and may not exceed six weeks' pay. For those terminated as the result of reorganization or economic circumstances, the benefit is based on length of service and amount of pay up to a maximum payment of 26 weeks of base pay. If the employee signs a Waiver and Release of Claims Agreement, the severance pay benefits are doubled. In the event of an unapproved change of control of Enron, any employee who is involuntarily terminated within two years following the change of control will be eligible for severance benefits which will be determined according to a formula including factors for length of service, amount of base pay and annual incentive award opportunity under the Annual Incentive Plan.

     All of the Named Officers participate in the Executive Supplemental Survivor Benefit Plan. In the event of death after retirement, the Plan provides an annual benefit to the participant's beneficiary equal to 50 percent of the participant's annual base salary at retirement, paid for 10 years. The Plan also provides that in the event of death before retirement, the participant's beneficiary receives an annual benefit equal to 30% of the participant's annual base salary at death, paid for the life of the participant's spouse (but for no more than 20 years in some cases). Messrs. Lay and Kinder have also entered into agreements with Enron which supplement benefits under Enron's retirement plans and provide a participant who retires after reaching age 60 with annual benefit increases of 5% for up to 13 years or until the participant's total retirement benefit, as supplemented, equals 60% of the participant's annual base salary at retirement.

EMPLOYMENT CONTRACTS

     Mr. Lay entered into an employment agreement with Enron in September, 1989. The agreement was renewed for an additional five years in February, 1994 and provides for (i) a fixed annual salary of $990,000, and (ii) a stock option grant of 1,200,000 shares of Common Stock pursuant to the Enron Corp. 1991 Stock Plan. Mr. Lay has the option to terminate the agreement as of February 8, 1997.

     Mr. Kinder entered into an employment agreement with Enron in September, 1989. The agreement was renewed for an additional five years in February, 1994 and provides for (i) a minimum annual salary of $660,000, and (ii) a stock option grant of 1,000,000 shares of Common Stock pursuant to the Enron Corp. 1991 Stock Plan. Mr. Kinder has the option to terminate the agreement as of February 8, 1997.

     The stock option grants to Messrs. Lay and Kinder provided pursuant to the 1991 Stock Plan in the above described employment agreements vest 20% on the date of grant and 80% after 6 years and 10 months from the date of grant. However, if 15% annual earnings per share growth targets are achieved, the options granted under the 1991 Stock Plan vest 20% on the date of grant and the remaining vest 33 1/3% on each of the first, second and third anniversaries from the date of grant. If Mr. Lay or Mr. Kinder leaves Enron prior to full vesting of the options granted under the 1991 Stock Plan, then no further vesting will occur, but all vested options will be exercisable through February 7, 2001.

     Pursuant to the terms of his original 1989 employment agreement, Mr. Lay received an advance of $5 million to be used to purchase shares of Common Stock (which shares are pledged as collateral) and a loan commitment of $2.5 million. Pursuant to the terms of his original 1989 employment agreement, Mr. Kinder received an advance of $3 million to be used to purchase shares of Common Stock (which shares are pledged as collateral) and a loan commitment of $1.5 million. Messrs. Lay and Kinder each received the full principal amounts of their respective advances and loans in 1989. During 1993, the balance of Mr. Lay's advance remained at $4,999,975. During 1993, the highest amount of Mr. Lay's outstanding loan balance was $2,500,000. As of February 28, 1994, the balance on such loan was $2,150,000. During 1993, the balance of Mr. Kinder's advance and loan remained at $1,553,086 and $1,500,000 respectively. The advances and loans bear interest (during 1993, at an average annual rate of 5.36%) and are collateralized with Common Stock and personal property. Mr. Lay paid Enron $384,950 as interest in 1993 pursuant to his advance and loan agreements. Mr. Kinder paid Enron $80,548 as interest in 1993 pursuant to his loan agreement. Interest in the amount of $83,129 accrued in 1993 on Mr. Kinder's advance, of which Mr. Kinder paid Enron $81,832. Unpaid interest continues to accrue and is payable on or before February 8, 1999. The loans and advances mature on February 8, 1999, and if the shares of Common Stock pledged as collateral for the advances are insufficient to cover the amount of the advance and accrued interest outstanding, then Messrs. Lay and Kinder are liable for up to one-third of the advance as well as unpaid interest. In the event of either Mr. Lay's or Mr. Kinder's death or permanent disability, his obligation to repay the advance is forgiven. Under the terms of the advances, Messrs. Lay and Kinder are also entitled to receive payments to equalize the increased value and dividends that would have been realized based on the number of shares of Common Stock they agreed to buy at a fixed price of $50 per share and the number of shares they were actually able to buy in the open market at varying prices above $50. Under the terms of Mr. Lay's renewed agreement, within 30 days of execution of the agreement, Mr. Lay will repay all outstanding advances and loans, including principal and interest. Mr. Lay will then be provided with a new non-collateralized, interest bearing line of credit in an aggregate amount not to exceed $4 million at any time. Mr. Kinder's renewed agreement also provides that, as of February 8, 1997, if mutually satisfactory terms pertaining to his future employment with Enron have not been agreed to by Mr. Kinder and Enron, then the outstanding principal and interest balances of his loan and advance will be forgiven. Enron has purchased insurance on Messrs. Lay and Kinder, with Enron as the owner and beneficiary, which policies will allow Enron to recover any outstanding advances in the event of the death or permanent disability of Mr. Lay or Mr. Kinder.

     If severance remuneration payable under the agreements is held to constitute "excess parachute payments" and Messrs. Lay or Kinder become liable for any tax penalties imposed thereon, Enron will make a cash payment to them in an amount equal to the tax penalties plus an amount equal to any additional tax for which they will be liable as a result of their receipt of the payment for such tax penalties and payment for such reimbursement for additional tax. Messrs. Lay and Kinder have agreed to noncompete provisions until the end of the term of their employment agreements if they are involuntarily terminated and for two years from the date of any other termination of their employment.

     Mr. Burns entered into an employment agreement with Enron in July, 1989, which, as amended, provides for a minimum annual salary of $245,000, and contains a loan commitment provision which allows Mr. Burns to borrow up to an aggregate of $1,000,000 from Enron. Mr. Burns received the full principal amount of his loan in August, 1991. The loan bears interest (during 1993, at an average annual rate of 5.36%) and is collateralized with pledged personal properties. Mr. Burns paid $75,000 as interest in 1993 pursuant to his loan agreement. In the event of his involuntary termination, he will receive amounts prescribed in such agreement through the term of the agreement, which expires on August 31, 1996. The employment agreement contains noncompete provisions in the event of Mr. Burns' termination of employment.

     Mr. Segner entered into an employment agreement with Enron in October, 1991, which, as amended, provides for a minimum annual salary of $230,000. In the event of his involuntary termination, he will receive amounts prescribed in such agreement through the term of the agreement, which expires on September 30, 1996. The employment agreement contains noncompete provisions in the event of Mr. Segner's termination of employment.

     Mr. Gray entered into an employment agreement with Enron in July, 1993, which provides for a minimum annual salary of $350,000. It also includes the following provisions: (i) The potential to receive 65,800 shares of restricted stock, contingent upon Enron International meeting the Board approved earnings target for the previous calendar year, according to the following grant schedule: in February 1994, 9,400 shares if 1993 earnings target met; in February 1995, 18,800 shares if 1994 earnings target met; in February 1996, 18,800 shares if 1995 earnings target met; and in December 1996, 18,800 shares if 1996 earnings target met. If a grant is not made because the previous year's earnings target was missed, the grant can be made in a following February if the earnings target for the year is exceeded by at least the amount of the underage from a previous year. All shares will vest on December 31, 1996. If the value of the 65,800 shares, including accrued dividends, is less than $3,000,000 on December 31, 1996, the difference (prorated for shares not granted) will be made up by Enron. (ii) A grant of 128,000 stock options with a 10 year term vesting 100% eight years from date of grant. Vesting may be accelerated under the following schedule: in February 1994, one-seventh if 1993 earnings target met; in February 1995, two-sevenths if 1994 earnings target met; in February 1996, two-sevenths if 1995 earnings target met; in December, 1996, two-sevenths if 1996 earnings target met. Vesting of stock options has the same carry back provision, relative to missed earning targets as the restricted shares. (iii) No performance unit grants will be made during the term of the agreement. (iv) Payment of annual bonuses during the term of the agreement are at the sole discretion of the Compensation Committee. In the event of his involuntary termination, he will receive amounts prescribed in such agreement through the term of the agreement, which expires on December 31, 1996. The employment agreement contains noncompete provisions in the event of Mr. Gray's termination of employment.

CERTAIN TRANSACTIONS

     During 1993, Enron paid Walker/Free Associates, of which Dr. Walker is Chairman, approximately $31,146 in fees relating to governmental relations and tax consulting. The services to be performed by Walker/Free Associates pursuant to its consulting arrangement do not include, and are in addition to, Mr. Walker's duties as a director of Enron, and the above compensation is in addition to the remuneration payable to Mr. Walker as a member of the Board of Directors.

     Effective August 1, 1991, Enron, Enron Power Corp. (a wholly owned subsidiary of Enron) and John A. Urquhart entered into a Consulting Services Agreement which, as amended, extends through July 31, 1994. Pursuant to the terms of the agreement, Mr. Urquhart serves as Vice Chairman of the Board of Enron and consults with Enron and Enron Power Corp. regarding the development and implementation of an integrated strategic international business plan. The agreement contains a retainer fee of $37,500 per month for providing up to 120 days consulting services annually. To the extent that consulting services exceed 120 days, Enron and/or Enron Power Corp. will pay Mr. Urquhart a daily rate of $3,750. Enron and/or Enron Power Corp. also pays for all reasonable out-of-pocket expenses incurred by Mr. Urquhart under the agreement. In addition, prior to the amendment described below, Mr. Urquhart was entitled to receive the following incentive compensa-tion: (i) 84,000 Enron Corp. phantom shares valued at $15.25 per share, (ii) a $300,000 consulting services completion bonus, payable upon the earlier of July 31, 1995, or the date no phantom units remain exercisable, reduced by all phantom unit payments received, and (iii) a grant of phantom equity of .1% in Enron Power Corp., pursuant to the provisions of the Enron Power Corp. Executive Compensation Plan, which shall vest at the end of the term of the Consulting Services Agreement. The Consulting Services Agreement was amended in February 1993 to replace the .1% phantom equity in Enron Power Corp. with 92,000 phantom shares in Enron at a grant price of $28.125. Upon exercise of phantom shares, Mr. Urquhart will receive the difference between the grant price and the fair market value of a phantom share on the date of exercise, defined as the closing price for one share of Enron Common Stock, times the number of phantom shares exercised. The phantom shares will vest 100% one year from date of grant and will expire on August 1, 1995. In return for waiving his phantom equity, Mr. Urquhart will receive cash payments totalling $1,160,000, one-third of which was paid upon execution of the amendment and an additional one-third of which will be paid on each of the first and second anniversaries of execution. If at the end of July, 1994, the average number of days which Mr. Urquhart provided services for each twelve-month period exceeds 135 days, then Enron and/or Enron Power Corp. in its sole discretion shall review the compensation arrangement and make a determination whether to pay Mr. Urquhart a cash bonus, taking into account the average number of days in excess of 135 and the effect they had on the performance and economic results of Enron and Enron Power Corp. The services to be performed by Mr. Urquhart pursuant to the Consulting Services Agreement do not include, and are in addition to, his duties as a director of Enron, and the above compensation is in addition to the remuneration payable to Mr. Urquhart as a member of the Board of Directors of Enron. During 1993, Enron paid Mr. Urquhart approximately $562,500 for services rendered under the Consulting Services Agreement.

     Jeffrey K. Skilling, an executive officer of Enron, is Co-Chairman and Chief Executive Officer of Enron Gas Services Corp. and a member of Enron's Management Committee. Mr. Skilling entered into a loan agreement with Enron in August, 1990, which, as amended, provides for a loan commitment of $1,400,000. The loan bore interest and was collateralized with pledged personal properties. In April, 1992, Mr. Skilling received an additional loan of $100,000, which accrued interest at an annual rate of 7%. Effective as of January 1, 1993, both of the then-existing loans, as well as accrued interest thereon, were repaid with the proceeds from a new nonrecourse loan in the amount of $1,606,719, which was payable on or before January 2, 1995, and was collateralized with Enron stock options and phantom equity in Enron Gas Services Corp. Interest in the amount of $34,818 accrued on the new loan during 1993. The new loan, as well as accrued interest thereon, was repaid in full on July 1, 1993.

     Section 16(a) of the Securities Exchange Act of 1934 requires Enron's executive officers and directors, and persons who own more than 10% of a registered class of Enron's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Enron believes that during 1993, its executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements, with the exception of the transactions described below.

     In 1993, Lawrence Ruben failed to timely file three reports covering one transaction, each related to a trust for the benefit of his nieces and nephews for which he is co-trustee, for himself and for the trust. Mrs. Ruben did not timely file Form 3s for three trusts for the benefit of her children covering the acquisition in December, 1993, of shares under the will of Arthur B. Belfer. Robert A. Belfer did not timely file Form 3s for three trusts for the benefit of his children covering the acquisition in December, 1993, of shares under the will of Arthur
B. Belfer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1993, the Compensation Committee consisted of Messrs. LeMaistre, Anders, Belfer, Duncan and Foy.

     Until April, 1986, Robert Belfer was an officer of Belco Petroleum Corporation, a wholly owned subsidiary of Enron.

     During 1993 and 1994, Belco Oil & Gas Corporation ("BOGC") has entered into natural gas commodity swap agreements and option agreements with Enron Risk Management Services Corp., a wholly owned subsidiary of Enron ("ERMS"). BOGC is wholly owned by Mr. Belfer and members of his family. These agreements were entered into in the ordinary course of business of ERMS, and are on terms that Enron believes are no less favorable than the terms of similar arrangements with third parties. Pursuant to the terms of these agreements, BOGC has paid Enron $92,100 with respect to 1993. The amount of future payments (as well as whether payments are made by Enron to BOGC or vice versa) is affected by fluctuations in natural gas prices.

     Enron retains the law firm of Bracewell & Patterson for legal services. During the last fiscal year, Enron and its subsidiaries paid Bracewell & Patterson, from which Mr. Foy is a retired partner, legal fees which Enron believes to be reasonable for the services rendered.

                                    ITEM 2.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen & Co., independent public accountants, to audit the consolidated financial statements of Enron for the year ending December 31, 1994.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Voting Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION BY THE STOCKHOLDERS OF THIS APPOINTMENT.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Arthur Andersen & Co. is expected to be present at the Annual Meeting of Stockholders on May 3, 1994, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                     ITEM 3.

             AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION
              TO CHANGE THE DIVIDEND RATE ON THE $10.50 CUMULATIVE
                       SECOND PREFERRED CONVERTIBLE STOCK

     The Board of Directors of Enron desires to amend the Restated Certificate of Incorporation to change to a variable rate the dividend characteristics of the $10.50 Cumulative Second Preferred Convertible Stock (the "Preferred Stock"). At the 1994 Annual Meeting of Stockholders, there will be submitted for stockholder approval the resolution described below that would amend Enron's Restated Certificate of Incorporation by amending Paragraph (A) and Paragraph
(B) of the resolution of the Board of Directors set forth in the Certificate of Designation of the Preferred Stock (the "Charter Amendment").

     Stockholder approval of the following resolutions is necessary in order to effect the Charter Amendment:

          RESOLVED, that the Restated Certificate of Incorporation of the Company is hereby amended by amending Paragraph (A) and Paragraph (B) of the resolution of the Board of Directors set forth in the Certificate of Designation of the $10.50 Cumulative Preferred Convertible Stock to read in their entirety as follows:

             (A) The distinctive designation of the Second Preferred Convertible Series shall be "Cumulative Second Preferred
        Convertible Stock"; the number of shares which shall constitute the Second Preferred Convertible Series shall be 2,400,000 shares; and such number shall not be increased.

             (B) The annual rate of dividends payable on shares of the Cumulative Second Preferred Convertible Series shall be a variable amount equal to the higher of $10.50 per share and the equivalent dividend that would be paid if shares of the Cumulative Second Preferred Convertible Series were converted to Common Stock and the date from which dividends shall be cumulative and shall accrue on all shares of the Cumulative Second Preferred Convertible Series shall be the Effective Time of the Merger, as such terms are defined in the Agreement and Plan of Merger, dated as of April 12, 1983 among the Corporation, I N Holdings, Inc. and Belco Petroleum Corporation.

     If the Charter Amendment is adopted by the required vote of stockholders, it will become effective when the appropriate Certificate of Amendment to Enron's Restated Certificate of Incorporation is filed with the Secretary of State of Delaware. If the proposal is approved, Enron intends to file the amendment as soon as possible.

REASONS FOR THE INCREASE IN THE DIVIDEND RATE ON THE PREFERRED STOCK

     The new dividend policy would provide that holders of the Preferred Stock receive the higher of $10.50 per share or the equivalent dividend that would be paid if the Preferred Stock were converted into Enron Common Stock. The Board of Directors believes that the amendment will benefit both the holders of the Preferred Stock and the holders of Enron Common Stock.

     The Preferred Stock is currently convertible into 13.652 shares of Common Stock. The Preferred Stock dividend of $10.50 per share equates to $0.77 per share of dividends on this amount of Common

Stock -- a $0.02 per share dividend advantage. If Enron were to increase the Common Stock dividend by as little as 5%, the holders of Preferred Stock would have an economic incentive to convert in order to receive the higher dividend.

     Unless the Charter Amendment is adopted, conversion (which is currently fully available) would be the only option available to a holder of the Preferred Stock that desires to realize the benefit of higher dividends. If all of the approximately 1.5 million shares of Preferred Stock were converted, twenty million additional shares of Common Stock would be outstanding (an 8% increase). An increase of this magnitude in the number of Common Stock shares outstanding would decrease primary earnings per share by 3 to 4%. The proposed amendment will permit holders of the Preferred Stock to receive such higher dividends, without converting their shares, in the event the dividend rate on the Common Stock is increased above $0.77 per share.

     The Board of Directors believes that holders of the Common Stock will benefit if the Charter Amendment is adopted because there are certain institutional investors, including insurance companies and fixed income investment companies, that may be subject to regulatory or contractual restrictions that prohibit them from owning common stocks or limit the amounts they may invest in common stocks. The Board of Directors believes that, in the event the dividend rate on Enron Common Stock is increased above $0.77 per share on an annualized basis, such investors may convert their Preferred Stock into Common Stock and sell the Common Stock in the market. This would result in selling pressure on the Common Stock that is occasioned by regulatory or contractual requirements and is unrelated to the value of the Common Stock. The Board of Directors believes that, although such selling pressure may be temporary, the holders of the Common Stock will benefit from the absence of such artificial selling pressure in the event the dividend rate is increased. The Board of Directors believes that the Charter Amendment will permit the market price of the Common Stock to reflect fully the benefits of any dividend increase, without artificial selling pressure unrelated to the intrinsic value of Common Stock.

     The Board of Directors believes Enron's stock price would be positively impacted if the Preferred Stock remained outstanding. Since the existing holders of Preferred Stock already benefit from increases in dividends paid to the holders of Common Stock through their conversion rights, the Board of Directors believes the Common Stock will not be disadvantaged by approving this Charter Amendment. Since holders of both Preferred and Common Stock benefit from a higher Enron stock price, it is the opinion of the Board of Directors that it is in the best interests of both to approve the Charter Amendment.

     The Board of Directors has made no decision whether to increase the dividend rate on the Common Stock, although Enron has increased the dividend rate on the Common Stock for three consecutive years. The Board of Directors has in recent years addressed the question whether the dividend rate should be changed in the fourth quarter of each year. The Charter Amendment is being submitted at this time, however, so that the Board of Directors may consider future dividend increases without being concerned about selling pressure in the event the annualized dividend rate is increased above $0.77 per share on the Common Stock.

REQUIRED VOTE AND RECOMMENDATION

     The approval and adoption of the Charter Amendment requires the affirmative vote of the holders of record at the close of business on March 7, 1994 of at least a majority of the voting power of the outstanding Voting Stock. Accordingly, under Delaware law and Enron's Restated Certificate of Incorporation and by-laws, abstentions and broker non-votes would have the same legal effect as a vote against this proposal, even though this may not be the intent of the person voting or giving the proxy.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                    ITEM 4.

               APPROVAL OF THE ENRON CORP. PERFORMANCE UNIT PLAN

     Enron currently maintains the Enron Corp. Performance Unit Plan (the "Performance Unit Plan"), the purpose of which is to advance the interests of Enron and its subsidiaries and their stockholders by providing long-term incentive compensation tied to increases in stockholder value to those key executive employees who are in a position to make substantial contributions to the long-term financial success of Enron and its subsidiaries. The following summary description of the Performance Unit Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement as Exhibit A.

     Employees of Enron and its subsidiaries who are participants in the Enron Executive Compensation Program (currently, approximately 65 people) are eligible to participate in the Performance Unit Plan, which is administered by the Compensation Committee of the Board of Directors (the "Committee"). Prior to the beginning of each calendar year, the Committee designates which eligible employees will receive an award of Performance Units for that year, and the number of Performance Units granted to each recipient. In no event may any individual receive a grant of more than 3,000,000 Performance Units in a calendar year.

     A Performance Unit has a Performance Period which is four consecutive calendar years (16 quarters) beginning with and including the calendar year in which the Performance Unit is granted. Bookkeeping accounts are maintained for Participants who received grants of Performance Units. Each Performance Unit granted has an initial value of $1.00.

     The payment value of a Performance Unit, referred to as the Adjusted Value or Pro-rated Adjusted Value, as of a Valuation Date will be determined according to the following schedule and is based on Enron's Total Shareholder Return Ranking Position during an applicable Performance Period to the Valuation Date compared to that of the Performance Peer Group:

COMPANY'S TOTAL SHAREHOLDER                                         ADJUSTED
  RETURN RANKING POSITION                                            VALUE
- ---------------------------                                         --------
           1......................................................   $ 2.00
           2......................................................     1.50
           3......................................................     1.00
           4......................................................     0.75
           5......................................................     0.50
           6......................................................     0.25
      7 through 12................................................     0.00

     If Enron's cumulative Total Shareholder Return percentage for the applicable Performance Period as of a Valuation Date, does not exceed the cumulative percentage return for 90-day U.S. Treasury Bills, the Performance Unit will have no value regardless of Enron's Total Shareholder Return Ranking Position.

     The method to be used to calculate Total Shareholder Return and the determination of which companies are to be included in the Performance Peer Group are established by the Committee prior to the beginning of an applicable Performance Period or such later date as permitted by the Internal Revenue Code or applicable regulations. The Performance Peer Group is comprised of twelve companies, including Enron. If any company in the applicable Performance Peer Group ceases to be a freestanding publicly-held company during an applicable Performance Period, the Committee will substitute another publicly-held company to be used for the remainder of the Performance Period, and the Total Shareholder Return of both companies will be combined into one Total Shareholder Return for the purpose of determining Enron's comparative ranking for the Performance Period.

     A Valuation Date occurs whenever payments with respect to Performance Units become payable. The regular Valuation Date is the last day of the Performance Period of a Performance Unit. A Valuation Date can occur at other times such as termination of employment or upon the Committee's determination to make interim benefit payments prior to the expiration of the Performance Period.

     The Committee can decide to make interim benefit payments to any Participant with respect to Performance Units granted for any particular Performance Period. An interim benefit payment may be provided for during the ninth (9th) and thirteenth (13th) quarters of a Performance Period. The interim benefit payment will be based upon the Adjusted Value of the Performance Units credited to the Participant's Account for the applicable Performance Period, and the amount of any such payment shall not exceed 40 percent (40%) of such Adjusted Value. The Valuation Date for determining such Adjusted Value is the last day of the Performance Period quarter immediately preceding the date of the interim benefit payment. Interim benefit payments will only be made to those Participants who have remained an Employee continuously from the date of the grant of the applicable Performance Units until the payment date of the interim benefit payments relating to such Performance Units.

     When benefit payments with respect to Performance Units, with the approval of the Committee, are made at a time earlier than the end of the applicable Performance Period because of a Participant's termination of employment due to Retirement, Death, Disability or Involuntary Termination, such payments will be based on the Pro-Rated Adjusted Value of the Performance Units. The Pro-Rated Adjusted Value is the product of the Adjusted Value of a Performance Unit multiplied by a proration factor, which is determined by dividing the number of completed quarters during the applicable Performance Period for the Performance Unit by the number 16. The Valuation Date for determining such payment is the last day of the Plan Year quarter coincident with or immediately preceding the date of such termination of employment. If a Participant voluntarily terminates employment or if Enron terminates a Participant's employment in a Termination for Cause, all Performance Units credited to the Participant's account are canceled and no benefit payments are made to the Participant.

     Benefit payments for Performance Units will be made in a single sum, and may be made in cash, Enron Common Stock, or a combination thereof as the Committee in its sole discretion may determine. Cash payments may be deferred by a Participant under the Enron Corp. Deferral Plan.

Benefit payments under the Performance Unit Plan will be paid from the general assets of Enron. No fund or trust is established or maintained under the Performance Unit Plan for the payment of benefits.

     The Enron Board of Directors, or the Committee acting on behalf of the Board, may amend or modify the Performance Unit Plan at any time as long as it does not impair the rights of the recipient of a grant previously made without the consent of such recipient. Also, no such amendment or modification may be made without the approval of the stockholders of Enron that would: (i) change the class of Eligible Employees who may be designated to receive an award of Performance Units under the Plan; (ii) change the criteria used to determine the Adjusted Value to a performance measure other than Total Shareholder Return;
(iii) change the schedule used to determine the Adjusted Value; (iv) increase the maximum grant of Performance Units that any individual may receive in a Plan Year; or (v) otherwise modify the material terms of the Plan.

     Stockholder approval of the Performance Unit Plan is required if payments from the Performance Unit Plan are to be tax deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code, enacted in 1993.
Section 162(m) generally disallows a tax deduction for compensation over $1 million paid to a Named Officer, unless it qualifies as performance-based. Approval of the Performance Unit Plan by the stockholders of Enron is also advisable in order for the Performance Unit Plan to comply with Rule 16b-3 under the Exchange Act. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act, with respect to acquisition of shares capital stock pursuant to qualifying employee benefit plans. In the event stockholders do not approve the Performance Unit Plan, the plan will continue to be maintained, but payments made on or after January 1, 1994 will not be tax deductible by Enron for executives whose compensation exceeds $1 million and payments made in Common Stock will not be exempt under Rule 16-b3.

UNITS GRANTED UNDER THE PLAN

     The following units were granted under the Performance Unit Plan in 1994:

                                                                            NUMBER
                                     NAME                                 OF UNITS(1)
        --------------------------------------------------------------   -------------
        Kenneth L. Lay................................................        756,000
        Richard D. Kinder.............................................        501,000
        Ronald J. Burns...............................................        225,000
        Edmund P. Segner, III.........................................        225,000
        Rodney L. Gray................................................              0
        All Executive Officers........................................      2,587,000
        All Non-Employee Directors....................................              0
        All Non-Executive Officer Employees...........................      2,312,500

- ---------------

(1) Performance units shown were granted at $1. The payout value is not determinable until the end of a 4-year performance period, but ranges from $0 to $2 per unit.

REQUIRED VOTE AND RECOMMENDATION

     The approval of the Performance Unit Plan for the reasons set forth above requires the affirmative vote of the holders of record at the close of business on March 7, 1994 of at least a majority of the shares of the outstanding Voting Stock. Accordingly, under Delaware law and the Restated Certificate of Incorporation and by-laws of Enron, abstentions and broker non-votes would have the same legal effect as a vote against this proposal, even though this may not be the intent of the person voting or giving the proxy.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the Enron Corp. Performance Unit Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                    ITEM 5.

               APPROVAL OF THE ENRON CORP. ANNUAL INCENTIVE PLAN

     Enron currently maintains the Enron Corp. Annual Incentive Plan (the "Annual Incentive Plan") which is designed to recognize, motivate and reward exceptional accomplishment toward annual corporation objectives; to attract and retain quality employees; and to be market competitive. The following summary description of the Annual Incentive Plan is qualified in its entirety by reference to the full text of the Plan which is attached to this Proxy Statement as Exhibit B.

     Employees of Enron and its subsidiaries are eligible to receive awards under the Annual Incentive Plan, which will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Annually, before January 1 of each calendar year in which awards will be paid, or such later date as permitted under the Internal Revenue Code or applicable regulations, the Committee will establish an award fund, expressed as a percent of after-tax net income of Enron, for each calendar year. For 1994, the award fund must be established by the Committee prior to April 1, 1994. Depending on facts and circumstances, the Committee has the discretion to reduce the amount of an award fund previously established. The Committee may not increase the amount of the award fund.

     The maximum amount of compensation that can be paid to any individual for a calendar year is one-half of one percent (.5%) of the after-tax net income of Enron for such calendar year.

     Awards payable under the Annual Incentive Plan will be paid from the general assets of Enron. No fund or trust is established or maintained under the Annual Incentive Plan for the payment of such awards. Enron may elect to pay awards in cash or other property having equivalent value, including shares of Enron Common Stock.

     The Committee may modify or terminate the Plan at any time without prior notice to or consent of employees; provided that, without the approval of the stockholders of Enron, no such amendment shall be made that would change the class of employees eligible to receive awards under the Plan, base the award fund on a performance measure other than after-tax net income, increase the maximum individual target award level under the Plan, or modify any other material terms of the Plan.

     Stockholder approval is required if payments from the Annual Incentive Plan are to be tax deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code, enacted in 1993. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid to a Named Officer, unless it qualifies as performance-based. Approval of the Annual Incentive Plan by the stockholders of Enron is also advisable in order for the Annual Incentive Plan to comply with Rule 16b-3 under the Exchange Act. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act, with respect to acquisition of shares capital stock pursuant to qualifying employee benefit plans. In the event stockholders do not approve the Annual Incentive Plan, the plan will continue to be maintained, but payments made on or after January 1, 1994 will not be tax deductible by Enron for executives whose compensation exceeds $1 million and payments made in Common Stock will not be exempt under Rule 16-b3.

AMOUNTS GRANTED UNDER THE PLAN FOR 1993

     The benefits to be received for 1994 performance under the Annual Incentive Plan are not determinable, since funding will be based on 1994 after-tax net income. However, actual payments under the Annual Incentive Plan made in 1994 for 1993 performance are shown below. The maximum payout that could have been paid to any individual, based on .5% of 1993 after-tax net income was $1,932,500.

                                                                              ANNUAL
                                                                             INCENTIVE
                                                                               PLAN
                                    NAME                                     PAYMENTS
    ---------------------------------------------------------------------   -----------
    Kenneth L. Lay.......................................................   $ 1,040,000
    Richard D. Kinder....................................................   $   720,000
    Ronald J. Burns......................................................   $   320,000
    Edmund P. Segner, III................................................   $   260,000
    Rodney L. Gray.......................................................   $   260,000
    All Executive Officers...............................................   $ 3,565,600
    All Non-Employee Directors...........................................   $         0
    All Non-Executive Officer Employees..................................   $20,934,000

REQUIRED VOTE AND RECOMMENDATION

     The approval of the Annual Incentive Plan for the reasons set forth above requires the affirmative vote of the holders of record at the close of business on March 7, 1994 of at least a majority of the shares of the outstanding Voting Stock. Accordingly, under Delaware law and the Restated Certificate of Incorporation and by-laws of Enron, abstentions and broker non-votes would have the same legal effect as a vote against this proposal, even though this may not be the intent of the person voting or giving the proxy.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the Enron Corp. Annual Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                    ITEM 6.

          APPROVAL OF AN AMENDMENT TO THE ENRON CORP. 1991 STOCK PLAN

     The stockholders approved the Enron Corp. 1991 Stock Plan at the 1991 Annual Meeting. The 1991 Stock Plan is intended to provide individual participants with an opportunity to acquire a proprietary interest in Enron and give them an additional incentive to use their best efforts for Enron's long-term success. The 1991 Stock Plan permits the granting of (i) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code and stock options with a grant price that is discounted from the fair market value to be used only in lieu of cash bonus payments, (ii) stock appreciation rights (SAR's) and (iii) restricted stock, any of which may be granted separately or together. Grants may be made to any employee, officer or employee-director of Enron or its affiliates as well as to individuals who are non-employee directors of Enron or an affiliate. The 1991 Stock Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to establish administrative rules, to designate individuals to receive awards and the size of such awards, and to set the terms and conditions of awards.

     Stock options permit the recipient to purchase shares of Enron Common Stock, commonly referred to as exercising their option, at a fixed price, determined on the date of grant, regardless of the fair market value on the date of exercise. The holder of an SAR is entitled to receive the excess of the fair market value on the date of exercise over the grant price of the SAR. Restricted stock may provide the recipient all of the rights of an Enron stockholder, including the right to vote the shares and receive any dividends, however the stock may not be transferred by the recipient until certain restrictions, such as time, lapse.

     The Board of Directors of Enron desires to amend the 1991 Stock Plan to increase the number of shares authorized for granting awards under the plan, which requires stockholder approval. Amendment of several provisions is also required so that certain awards under the plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The following summary description of the proposed amendment to the 1991 Stock Plan is qualified in its entirety by reference to the full text of the Amendment which is attached to this Proxy Statement as Exhibit C.

CHANGES TO THE 1991 STOCK PLAN

     Among the changes effected by the proposed amendment to the 1991 Stock Plan, is an increase, effective May 3, 1994, in the number of shares of Enron Common Stock available for granting Awards. The number of shares authorized for granting Awards when the Plan was first approved in 1991 was 11,000,000 shares (2,750,000 shares adjusted for stock splits in December, 1991 and August, 1993), with no more than 25% being granted as restricted stock. Less than 1,500,000 remain available for grant. The proposed amendment will increase the total shares available for grant to 10,000,000 shares of Enron Common Stock effective May 3, 1994, with no more than 25% being granted as restricted stock.

     The proposed amendment places a limit of 1,000,000 shares on the number of options or stock appreciation rights that can be granted to any individual in a calendar year. The purchase price of an Option will not be less than the fair market value of a share on the date of grant. The proposed amendment would also permit grants of performance-based restricted stock which is either issued or becomes vested based on the attainment of pre-established net income and/or cash flow criteria or is issued in lieu of cash payments under the Enron Corp. Annual Incentive Plan or Enron Corp. Performance Unit Plan, based on attainment of the performance criteria established under those plans. A maximum of 100,000 shares of performance-based restricted stock can be granted to any individual in a calendar year. The proposed amendment would permit grants of Awards to non-employee contractors performing services for Enron or its affiliates. Discounted options in lieu of cash bonus payments will no longer be permitted, and provisions of the 1991 Stock Plan pertaining to discounted options are being revised or deleted as appropriate.

     The proposed amendment authorizes the Board of Directors of Enron to amend the 1991 Stock Plan, without stockholder approval, to authorize additional shares of Enron Common Stock for granting Awards in lieu of other compensation or benefits, such as cash bonus payments or Enron contributions to the Enron Corp. Savings Plan, to persons who are not subject to the short swing profit prohibitions of Rule 16b-3 of the Exchange Act. The Board of Directors cannot authorize additional shares for granting Awards to persons who are subject to
Section 16 of the Exchange Act, increase the maximum number of options or restricted stock that may be granted to any individual in any calendar year or modify the material terms of the 1991 Stock Plan, without obtaining stockholder approval.

     Approval of the 1991 Stock Plan by the stockholders of Enron is advisable in order for the 1991 Stock Plan to continue to comply with Rule 16b-3 under the Exchange Act. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act, with respect to acquisition of stock options, transactions relating to certain stock appreciation rights, restricted stock grants, and the use of already owned shares as payment for the exercise price of stock options.

AWARDS UNDER THE PROPOSED AMENDMENT

     Benefits payable or amounts that will be granted after the effective date of the proposed amendment to the 1991 Stock Plan are not determinable at this time.

REQUIRED VOTE AND RECOMMENDATION

     The approval and adoption of the amendment to the 1991 Enron Corp. Stock Plan requires the affirmative vote of the holders of record at the close of business on March 7, 1994 of at least a majority of the shares of the outstanding Voting Stock. Accordingly, under Delaware law and the Restated Certificate of Incorporation and by-laws of Enron, abstentions and broker non-votes would have the same legal effect as a vote against this proposal, even though this may not be the intent of the person voting or giving the proxy.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the amendment to the 1991 Enron Corp. Stock Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be Directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 1995 ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Voting Stock of Enron intended to be presented to the Annual Meeting of Stockholders of Enron to be held in 1995 must be received by Enron, addressed to Peggy B. Menchaca, Vice President and Secretary, 1400 Smith Street, Houston,
Texas 77002, no later than November   , 1994, to be included in the Enron proxy
statement and form of proxy relating to that meeting.

     In addition to the SEC rules described in the preceding paragraph, Enron's by-laws provide that for business to be properly brought before the Annual Meeting of Stockholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder of Enron who is a stockholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of Enron, the stockholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Stockholders of Enron to the Secretary of Enron. TO BE TIMELY, A STOCKHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT ENRON'S PRINCIPAL EXECUTIVE OFFICES, 1400 SMITH STREET, HOUSTON, TEXAS 77002, ON OR BEFORE FEBRUARY 2, 1995. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Enron's books, of the stockholder proposing such business,
(iii) the acquisition date, the class and the number of shares of Voting Stock of Enron which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing by-law provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing by-law provisions. Notwithstanding anything in Enron's by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

PROPOSALS FOR 1994 ANNUAL MEETING

     The date for delivery to, or receipt by, Enron of any notice from a stockholder of Enron regarding business to be brought before the 1994 Annual Meeting of Stockholders of Enron was February 3, 1994. With respect to business to be brought before the 1994 Annual Meeting of Stockholders, Enron has not received any notices from its stockholders that Enron is required to include in this proxy statement.

NOMINATIONS FOR 1995 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to Enron's Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of Enron who is a stockholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of Enron. TO BE TIMELY, A STOCKHOLDER'S NOTICE SHALL BE DELIVERED TO OR MAILED AND RECEIVED AT ENRON'S PRINCIPAL EXECUTIVE OFFICES, 1400 SMITH STREET, HOUSTON, TEXAS 77002,
(I) WITH RESPECT TO AN ELECTION TO BE HELD AT THE ANNUAL MEETING OF STOCKHOLDERS OF ENRON, OR BEFORE FEBRUARY 2, 1995, AND (II) WITH RESPECT TO AN ELECTION TO BE HELD AT A SPECIAL MEETING OF STOCKHOLDERS OF ENRON FOR THE ELECTION OF DIRECTORS, NOT LATER THAN THE CLOSE OF BUSINESS ON THE 10TH DAY FOLLOWING THE DATE ON WHICH NOTICE OF THE DATE OF THE MEETING WAS MAILED OR PUBLIC DISCLOSURE OF THE DATE OF THE MEETING WAS MADE, WHICHEVER

FIRST OCCURS. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on Enron's books, of such stockholder, and (ii) the class and number of shares of capital stock of Enron which are beneficially owned by the stockholder. In the event a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing by-law provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing by-law provisions.

NOMINATIONS FOR 1994 ANNUAL MEETING

     The date for delivery to, or receipt by, Enron of any notice from a stockholder of Enron regarding nominations for directors to be elected at the 1994 Annual Meeting of Stockholders of Enron was February 3, 1994. Enron has not received any notices from its stockholders regarding nominations for directors to be elected at the 1994 Annual Meeting of Stockholders.

                                    GENERAL

     As of the date of this proxy statement, the management of Enron has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies will be borne by Enron. In addition to solicitation by use of the mails, certain officers and regular employees of Enron may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Voting Stock held of record by such persons, and Enron will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition, Enron has retained a proxy soliciting firm, Corporate Investor Communications, Inc., to assist in the solicitation of proxies and will pay a fee of approximately $6,000.00 plus reimbursement of expenses.

                                          By Order of the Board of Directors

                                          PEGGY B. MENCHACA
                                          Vice President and Secretary

Houston, Texas
March   , 1994

                                                                       EXHIBIT A

                       ENRON CORP. PERFORMANCE UNIT PLAN

I. PURPOSE

     Enron Corp. ("Company") hereby establishes a performance unit plan for key executive employees of the Company and its participating Subsidiaries, which plan as amended from time to time shall be known as the "Enron Corp. Performance Unit Plan" ("Plan"). The purpose of the Plan is to advance the interests of the Company, its subsidiaries and their stockholders by providing long-term incentive compensation tied to increases in shareholder value to those key executive employees of the Company who are in a position to make substantial contributions to the long-term financial success of the Company and its Subsidiaries.

II. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided, and when the defined meaning is intended, the term is capitalized:

          A. "Account" means the separate account maintained with respect to each Participant.

          B. "Adjusted Value" means the dollar amount value of Performance Units determined as of a Valuation Date.

          C. "Beneficiary" means the person, persons, trust or other entity designated by a Participant.

          D. "Board" means the Board of Directors of the Company.

          E. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          F. "Committee" means the Compensation Committee of the Board, which Committee is responsible for the administration of the Plan.

          G. "Eligible Employee" means an Employee of the Company or its Subsidiaries who is a participant in the Enron Executive Compensation Program.

          H. "Employee" means any individual who is employed by the Company or a Subsidiary.

          I. "Employer" means the Company or Subsidiary adopting the Plan.

          J. "Participant" means an Eligible Employee who has received a grant of Performance Units under the Plan.

          K. "Performance Period" means a period of four consecutive Plan Years with respect to which Performance Units are granted to Eligible Employees. A separate Performance Period shall begin as of the first day of each Plan Year. Each Performance Period shall consist of sixteen (16) quarterly periods of three calendar months each.

          L. "Performance Unit" means a unit of long-term incentive compensation granted to an Eligible Employee with respect to a particular Performance Period.

          M. "Plan Year" means a consecutive twelve (12) month period beginning January 1 and ending December 31.

          N. "Pro-Rated Adjusted Value" means the dollar amount value of Performance Units determined as of a Valuation Date which is earlier than the end of a Performance Period.

          O. "Subsidiary" means a corporation or non-corporate entity affiliated with the Company which the Committee determines to be eligible to adopt the Plan.

          P. "Valuation Date" means the date as of which the Adjusted Value or Pro-Rated Adjusted Value of Performance Units are determined.

III. PARTICIPANTS

     A. Designation. The designation of which "Eligible Employees" are to receive an award of Performance Units under the Plan shall be made with respect to each separate Plan Year, and shall be determined as follows:

          1. In December prior to the beginning of each Plan Year, the Office of the Chairman of the Company shall present a nomination list to the Committee of those Eligible Employees (if any) recommended to the Committee for consideration as recipients of Performance Unit awards for the Plan Year.

          2. After giving due consideration to the nomination list described above, the Committee, in its sole discretion, shall designate, prior to the beginning of each Plan Year, which of the Eligible Employees will receive an award of Performance Units for the subject Plan Year. The Eligible Employees so designated by the Committee for the subject Plan Year may include any, all or none of the Eligible Employees included on such nomination list, and may also include such other Eligible Employees as the Committee shall deem appropriate.

     All such determinations and designations by the Committee shall be final and binding on all Employees. The Committee shall provide each designated Eligible Employee for a Plan Year with a written notice of any Performance Units granted to such Eligible Employee during such Plan Year. Such notice may be given at such time and in such manner as the Committee may determine from time to time. Such a designation shall be limited to the Plan Year for which it is made, and shall not create any right in the Eligible Employee to be designated as a recipient of a Performance Unit award for any subsequent Plan Year.

     B. Participation. Each Eligible Employee who has received a grant of Performance Units under the Plan and has Performance Units credited to his Account under the Plan shall be a Participant under the Plan, and shall continue as a Participant so long as there are Performance Units credited to his Account under the Plan.

IV. GRANT OF PERFORMANCE UNITS

     The number of Performance Units to be granted to an Eligible Employee shall be determined by the Committee in accordance with the provisions of the Plan. Each such grant of Performance Units shall be made with respect to the Performance Period commencing with the Plan Year during which such grant is made, and such Performance Units shall thereafter be identified by reference to the Plan Year in which such Performance Units are granted. For example, Performance Units granted to a Participant for the 1994 Plan Year for the Performance Period beginning January 1, 1994 and ending December 31, 1997, shall be identified as 1994 Performance Units. In no case shall any Eligible

Employee receive more than 3,000,000 Performance Units in a Plan Year. All determinations with respect to the grant of Performance Units under the Plan shall be in the sole discretion of the Committee and shall be final and binding on all Employees.

V. VALUATION OF PERFORMANCE UNITS

     A. Participant Accounts. The Committee shall maintain, or cause to be maintained, an Account for each Participant for the purpose of accounting for the Participant's Performance Unit interest under the Plan. Such Account shall reflect the Performance Units granted to the Participant under the Plan and all adjustments to reflect charges against such Account. Since Performance Units are granted to Participants with respect to separate Performance Periods, the Committee shall also maintain within each Participant's Account such subaccounts as may be necessary to identify Performance Units granted with respect to each particular Performance Period (such as the 1994 Performance Units, the 1995 Performance Units, the 1996 Performance Units, etc. subaccounts with respect to the applicable Performance Periods for which such Performance Units were granted). In addition to the foregoing bookkeeping subaccounts maintained for such Participant, the Committee may maintain, or cause to be maintained, such other accounts, subaccounts, records or books as it deems necessary to properly provide for the maintenance of Accounts under the Plan, and to carry out the intent and purposes of the Plan.

     B. Adjustment of Accounts. Each Participant's Account shall be adjusted to reflect all Performance Units credited to the Participant's Account and all payments charged to the Participant's Account. Performance Units granted to a Participant shall be credited to the Participant's Account as of the date of the grant of such Performance Units and shall be credited to the applicable Performance Period subaccount within such Account to which they relate. Charges to a Participant's Account to reflect payments with respect to Performance Units shall be made as of the date of such payments.

     C. Valuation of Performance Units. All Performance Units granted to Participants under the Plan shall be valued as follows:

          1. Initial and Continuing Value. Each Performance Unit shall have an initial value of one dollar ($1.00) as of the date of the grant of the Performance Unit. Except where the Adjusted Value of Performance Units are determined as provided under Section V.C.2., each Performance Unit shall continue to have a dollar value of one dollar ($1.00) on each date subsequent to the date of the grant of the Performance Unit.

          2. Adjusted Value. Sections VI.A.1. and VI.A.3. provide for benefit payments to be made with respect to Performance Units under the circumstances described in such Sections. Such payments are based on the Adjusted Value of the Performance Units as of the Valuation Date applicable to the subject payment. The determination of the Adjusted Value of Performance Units for benefit payments under said Sections as of any relevant Valuation Date shall be made based on the

     Company's Total Shareholder Return Ranking Position during the applicable Performance Period compared to the Performance Peer Group, based on the following schedule:

COMPANY'S TOTAL SHAREHOLDER                                         ADJUSTED
  RETURN RANKING POSITION                                            VALUE
- ---------------------------                                         --------
           1......................................................   $ 2.00
           2......................................................     1.50
           3......................................................     1.00
           4......................................................     0.75
           5......................................................     0.50
           6......................................................     0.25
      7 through 12................................................     0.00

          Notwithstanding any other provision of the Plan, in the event the Company's cumulative Total Shareholder Return percentage does not exceed the cumulative percentage return for 90-day U.S. Treasury Bills, a Performance Unit will have no value regardless of the Company's Performance Peer Group ranking.

          The method to be used to calculate Total Shareholder Return and determination of the companies to be included in the Performance Peer Group shall be established by the Committee prior to the beginning of the applicable Performance Period, or such later date as permitted under the Code or applicable regulations. The Performance Peer Group to which the foregoing schedule relates shall be comprised of twelve companies, including the Company.

          If any company in the applicable Performance Peer Group ceases to be a freestanding publicly-held company during the applicable Performance Period, the Committee shall substitute another publicly-held company to be used for the remainder of the Performance Period, and shall combine the Total Shareholder Return of both companies into one Total Shareholder Return to determine Company's ranking for the Performance Period.

          3. Pro-Rated Adjusted Value. Section VI.A.2. provides for benefit payments to be made with respect to Performance Units under the circumstances described in such Section. Such payments are based on the Pro-Rated Adjusted Value of the Performance Units as of the Valuation Date applicable to the subject payment. The Pro-Rated Adjusted Value of Performance Units as of any relevant Valuation Date for benefit payments under said Section shall be determined as follows:

             a. The Adjusted Value of the Performance Units with respect to each Performance Period, as provided for in Section V.C.2. above, shall be separately determined.

             b. The "proration fraction" applicable to the Performance Units for each such Performance Period shall be determined.

             c. The Pro-Rated Adjusted Value is the product of the Adjusted Value of the Performance Units with respect to each separate Performance Period multiplied by the proration fraction applicable to such Performance Units.

          The "proration fraction" applicable to the Performance Units for a particular Performance Period shall be determined by dividing the number of "completed quarters" during such Performance Period by the number 16. For this purpose, "completed quarters" shall be the number of elapsed quarters from the first day of the Performance Period to the Valuation Date for valuing such Performance Units. For example, a Participant who received a grant of 1995 Performance Units in December, 1994 and who retires on July 31, 1997, shall have 10 "completed quarters" for the relevant Performance Period (measured from January 1, 1995 to the Valuation Date on June 30,
     1997) and a "proration fraction" of 10/16ths to be multiplied by the Adjusted Value of the 1995 Performance Units determined as of the Valuation Date.

     D. Account Statements. The Committee shall provide each Participant with a statement of the status of his Account under the Plan. The Committee shall provide such statement annually or at such other times as the Committee may determine from time to time, and such statement shall be in the format as prescribed by the Committee.

VI. PAYMENT OF BENEFITS

     Participants shall be eligible to receive benefit payments with respect to Performance Units under the circumstances described in Section VI.A. Such benefit payments, at the sole discretion of the Committee, may be made in cash, Enron Corp. Common Stock or a combination of the two, and shall be made in the form of a single payment. Benefit payments to a Participant or Beneficiary shall be payable with respect to the Performance Units granted for each separate Performance Period, and the benefit payment with respect to the Performance Units for each such Performance Period shall be paid by the Employer who is the Employer of the Participant on the date of the payment of the subject Performance Units.

     A. Eligibility for Benefit Payments. Benefit payments with respect to Performance Units shall be paid under the following circumstances:

          1. Expiration of Performance Period. Upon the expiration of each Performance Period, all uncancelled Performance Units granted with respect to such Performance Period shall mature and benefit payments with respect to such Performance Units shall become payable. A Participant who has remained an Employee continuously from the date of the grant of the Performance Units for a Performance Period through the last day of such Performance Period shall be eligible to receive a benefit payment equal to the Adjusted Value, as provided for in Section V.C.2., of the Performance Units (the "Primary Benefit") credited to his Account with respect to and as of the close of such Performance Period. The Valuation Date for determining such Adjusted Value shall be the last day of the applicable Performance Period. The amount of any benefit payment payable with respect to Performance Units shall be reduced by the amount of any interim benefit payments made pursuant to Section VI.A.3. with respect to such Performance Units. If the interim benefit payments exceed the Primary Benefit payment, no payment shall be made.

          2. Certain Terminations of Employment. A Participant who has remained an Employee continuously from the date of the grant of the Performance Units credited to his Account until a termination of employment due to one of the following events shall be eligible for a benefit payment with respect to such Performance Units according to the provisions of this subsection (2), provided the Committee approves such payment.

             a. Retirement: The Participant terminates employment as an Employee at a time when he is eligible to receive an early or normal retirement benefit under the "Enron Corp. Retirement Plan".

             b. Death: The Participant's employment terminates by reason of death. Any benefit payable under this Plan by reason of such death shall be paid to the Participant's Beneficiary.

             c. Disability: The Participant's employment terminates by reason of a disability which qualifies him for a disability benefit under the "Enron Corp. Long-Term Disability Plan".

             d. Involuntary Termination: The Participant's employment as an Employee is terminated by the Company, provided that such termination is not Termination for Cause, death or disability.

          The benefit payment payable to or with respect to a Participant who incurs a termination of employment under this Section VI.A.2. shall be equal to the Pro-Rated Adjusted Value of the Performance Units, as provided for in Section V.C.3., credited to the Participant's Account as of such termination of employment. The Valuation Date for determining such Pro-Rated Adjusted Value shall be the last day of the Plan Year quarter coincident with or immediately preceding the date of the subject termination of employment. The amount of any benefit payment payable with respect to Performance Units shall be reduced by the amount of any interim benefit payments made pursuant to Section VI.A.3. with respect to such Performance Units.

          3. Interim Benefit Payments. The Committee may in its sole discretion provide for an interim benefit payment to be made to a Participant with respect to Performance Units granted for any particular Performance Period. An interim benefit payment may be provided for during the ninth (9th) and thirteenth (13th) quarters of a Performance Period. The interim benefit payment shall be based upon the Adjusted Value of the Performance Units, as provided for in Section V.C.2., credited to the Participant's Account for the applicable Performance Period, and the amount of any such payment shall not exceed 40 percent (40%) of such Adjusted Value. The Valuation Date for determining such Adjusted Value shall be the last day of the Performance Period quarter immediately preceding the date of the interim benefit payment. Interim benefit payments shall only be made to those Participants who have remained Employees continuously from the date of the grant of the applicable Performance Units until the payment date of the interim benefit payments relating to such Performance Units. The amount of any benefit payment payable with respect to Performance Units pursuant to Section VI.A.1. and VI.A.2. shall be reduced by the amount of any interim benefit payment made pursuant to this Section VI.A.3.

          4. Payment in the Event of Termination of the Plan. In the event of Termination of the Plan under Section IX.C., all uncancelled Performance Units granted to Participants shall become immediately payable as if the Performance Period (16 quarters) had been completed, and benefit payments will be made to Participants equal to the Adjusted Value as provided for in
     Section V.C.2. In the event of Termination of the Plan by the Board, or the Committee, under Section IX.B., uncancelled Performance Units will become immediately payable, and the Board has the discretion to (a) make a benefit payment equal to the Adjusted Value as provided for in Section V.C.2. as if the Performance Period (16 quarters) had been completed, or (b) make a benefit payment equal to the Pro-Rated Adjusted Value as provided for in
     Section V.C.3. based on the actual Performance Period quarters completed. The Valuation Date for determining the Adjusted Value or Pro-Rated Adjusted Value shall be the last day of the Performance Period quarter immediately preceding the date of the Termination of the Plan. The amount of any benefit payment payable with respect to Performance Units shall be reduced by the amount of any interim benefit payments made pursuant to Section VI.A.3. with respect to such Performance Units.

     B. Time of Payment. A benefit payment made to or with respect to a Participant pursuant to the provisions of Sections VI.A.1., VI.A.2. or VI.A.4. shall be made as soon as practicable following the date of the event giving rise to such benefit payment. Interim benefit payments authorized by the Committee pursuant to the provisions of Section VI.A.3. shall be made on the earliest practicable payment date within the ninth (9th) or thirteenth (13th) quarter of the applicable Performance Period, as the case may be.

     C. Deferral of Payment. Benefit payments made in cash pursuant to the provisions of Section VI.A. may be deferred by a Participant according to the terms of the Enron Corp. Deferral Plan.

     D. Cancellation of Performance Units. Performance Units credited to Participants' accounts under the Plan shall be cancelled whenever they are paid. If a Participant incurs a termination of employment for any reason other than the events described in Section VI.A.2., including if the Company terminates a Participant's employment in a Termination for Cause, all Performance Units credited to the Participant's account under the Plan shall be cancelled and the Participant shall not be entitled to receive any payment with respect thereto.

     "Termination for Cause" shall mean the Company's termination of Employee's employment because of Employee's (i) conviction of a felony relating to or in connection with the Company or the Company's business (which, through lapse of time or otherwise, is not subject to appeal); (ii) willful refusal without proper legal cause to perform Employee's duties and responsibilities; (iii) willfully engaging in conduct which Employee has reason to know is materially injurious to the Company, its affiliates or subsidiaries; or (iv) failure to meet the performance objectives or standards established for Employee's position. Such termination shall be effected by notice thereof delivered by Employee's Employer to Employee and shall be effective as of the date of such notice; provided, however, that Employee's Employer shall consult in good faith with Employee and provide an opportunity for Employee to be heard prior to effecting such termination, and that failure to do so shall constitute Involuntary Termination and not Termination for Cause.

     Following the cancellation of Performance Units pursuant to this Section VI.D., no benefit payments shall be payable with respect to such cancelled Performance Units.

VII. ADMINISTRATION

     A. Plan Administration. The Committee shall be the "plan administrator" for the Plan and, as such, shall administer the Plan and shall have the authority to exercise the powers and discretion conferred on it by the Plan. The Committee shall also have such other powers and authority necessary or proper for the administration of the Plan, as shall be determined from time to time by the Committee. Notwithstanding the foregoing, the day-to-day administration of the Plan shall be handled by the Company's Vice President of Human Resources, who in carrying out such day-to-day administrative activities shall be acting as the Committee's delegate. The Committee may also delegate to any agent, attorney, accountant, or other person selected by it, any power or duty vested in, imposed upon, or granted to it under the Plan. The Committee may adopt such rules and regulations for the administration of the Plan as it shall consider necessary and appropriate and shall have full power and authority to enforce, construe, interpret, and administer the Plan. All interpretations under the Plan and all determinations of fact made in good faith by the Committee shall be final and binding on all Employees, Participants, Beneficiaries and all other interested persons. Only the Committee shall determine who shall be a Participant in the Plan and make decisions concerning the timing, pricing and amount of Performance Units granted under the Plan.

     B. Notification of Eligible Employees. The Committee shall provide the Eligible Employees with such communications or descriptions of the terms and conditions of the Plan as it deems appropriate, or as may be required by law.

     C. Finality of Determinations. All determinations of the Committee as to any matter arising under the Plan, including questions or construction and interpretation, shall be final, binding and conclusive upon all interested parties.

     D. Indemnification. To the extent permitted by law, Employees, the members of the Committee, and all agents, delegates and representatives of the Committee and Employers, shall be indemnified by the Employers, and saved harmless against any claims, and the expenses of defending against such claims, resulting from any of their individual action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect, or willful misconduct.

     E. Expenses of Administration. The expenses relating to the administration of the Plan shall be paid by the Employers, and such expenses shall be allocated among such Employers as determined by the Committee.

     F. Rights of the Company to Inspect the Records of the Plan. The Company may at its own expense at any time cause an examination of the books and records of the Plan to be made by such attorneys, accountants, auditors, or other agents as it shall select for that purpose, and may cause a report of such examination to be made.

VIII. FUNDING

     It is intended that the Employers are under an obligation to make the benefit payments provided for under the Plan, if and when such payments become due and payable to their respective Employees under the terms of the Plan. All amounts paid under the Plan shall be paid either in cash, in stock or a combination of the two from the general assets of the Employers. Performance Units shall be reflected on the accounting records of the Company, as provided for under the Plan, but such records shall not be construed to create, or require the creation of, a trust, custodial or escrow account with respect to any Participant. No Participant shall have any right, title or interest whatsoever in or to any assets, investment reserves, accounts or funds that the Employers may purchase, establish or accumulate to aid in providing the benefit payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Employers and a Participant or any other person. Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of an unsecured general creditor of the Employers.

IX. AMENDMENT; TERMINATION; MERGER

     A. Amendment of the Plan. The Board, or the Committee acting on behalf of the Board, may amend or modify the Plan at any time and in any manner; provided that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that notwithstanding any other provision of the Plan, without the approval of the stockholders of the Company no such amendment or alteration shall be made that would:

          1. change the class of Eligible Employees who may be designated to receive an award of Performance Units under the Plan;

          2. change the criteria used to determine the Adjusted Value to a performance measure other than Total Shareholder Return;

          3. change the schedule used to determine the Adjusted Value;

          4. increase the maximum grant of Performance Units that any Eligible Employee may receive in a Plan Year; or

          5. otherwise modify the material terms of the Plan.

     Amendments to the Plan shall be evidenced by a written instrument describing such amendments and the effective date of such amendments.

     B. Termination of the Plan. The Board, or the Committee acting on behalf of the Board, may terminate the Plan at any time. Any such termination may be as to the Plan as a whole, or as to any Employer's participation in the Plan. A Plan termination shall be evidenced by a written instrument describing any special provisions relating to the Plan termination and the effective date of the termination.

     C. Merger, Consolidation or Acquisition. In the event of a merger, consolidation or acquisition where the Company is not the surviving corporation, the Plan shall terminate at the time of such event. The Plan termination shall be evidenced by a written instrument describing any special provisions relating to the Plan termination and the effective date of the termination.

X. GENERAL PROVISIONS

     A. Beneficiary Designation. A Participant shall be deemed to have designated as his Beneficiary to receive any benefit payable under Section VI.A.2.b. upon the death of the Participant, such person, persons, trust or other entity as he has designated as a beneficiary(ies) to receive any lump sum death benefit payment under the "Enron Corp. Employee Life Insurance Plan ("Life Plan"). If more than one beneficiary has been designated under the Life Plan, the benefit payments under this Plan under Section VI.A.2.b. shall be paid in the same distributive shares among such beneficiaries as is designated under the Life Plan. If the Participant is not covered under the Life Plan, or if he does not have a beneficiary designation in effect under such Plan, the Participant's Beneficiary under this Plan shall be his estate. If the Participant wishes to designate a different Beneficiary than that under the Life Plan, then written notification to the Committee by the Participant is required.

     B. Nontransferability. Participants and Beneficiaries shall have no rights by way of anticipation or otherwise to assign, transfer, pledge or otherwise dispose of an interest under the Plan, nor shall rights be assigned or transferred by operation of law.

     C. Plan Not an Employment Contract. The Plan does not give to any person the right to be continued in employment, and all Employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status.

     D. Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, such provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

     E. Withholding of Taxes. The Employers shall have the right to deduct from all payments made under the Plan any Federal, state or local taxes required by law to be withheld with respect to such payments.

     F. Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Texas, except to the extent such laws are preempted by any applicable Federal Law.

                                                                       EXHIBIT B

                       ENRON CORP. ANNUAL INCENTIVE PLAN

I. PURPOSE

     The Annual Incentive Plan (the "Plan") is designed to recognize, motivate and reward exceptional accomplishment toward annual corporation objectives; to attract and retain quality employees; and to be market competitive.

II. ELIGIBILITY

     All regular full-time and part-time employees ("Employees") of Enron Corp. (the "Company") and participating subsidiaries are eligible to receive awards under this Plan.

III. ADMINISTRATION

     The plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which shall have the sole discretion to interpret the plan; approve a pre-established objective performance measure annually, certify the level to which the performance measure was attained prior to any payment under the Plan, approve the amount of awards made under the Plan, and determine who shall receive any payment under the Plan. The Committee may delegate authority to officers of the Company to approve the amount of awards made under the Plan to Employees who are not individuals whose compensation is disclosed in the Company's proxy statement. All decisions and determinations of the Committee on all matters relating to the Plan shall be conclusive. Members of the Committee shall not be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder. Only the Committee shall determine who shall receive an award under the Plan and make decisions concerning the timing, pricing and amount of any award granted under the Plan.

IV. AWARD FUND

     An award fund, expressed as a percent of after-tax net income of the Company, will be established annually by the Committee prior to the beginning of the Plan year (defined as the calendar year during which the net income is reported), or such later date as permitted under the Internal Revenue Code of 1986, as amended from time to time, or applicable regulations. For the 1994 Plan year, the award fund must be established by the Committee prior to April 1. Downward adjustment of the award fund shall be at the sole discretion of the Committee. Discretionary upward adjustment of the award fund shall not be allowed.

V. INDIVIDUAL TARGET AWARD LEVELS

     For Employees whose compensation is disclosed in the Company's proxy statement, prior to the beginning of the Plan year, or such later date as permitted under the Internal Revenue Code of 1986, as amended from time to time, or applicable regulations, an individual target award level, expressed as a percent of after-tax net income, will be established by the Committee. The maximum individual target award level that may be established under the Plan is one-half of one percent (.5%) of the after-tax net income of the Company in any given Plan year.

     The establishment of an individual target award level for any Employee shall not give any Employee the right to receive any payment under this Plan.

VI. PAYMENT OF AWARDS

     At the end of each Plan year, the Committee will verify the actual after-tax net income of the Company, if any, and the resulting award fund, if any, taking into consideration any downward adjustments that the Committee may make at its sole discretion, prior to authorizing any payments under the Plan.

     The Committee will then determine which Employees will receive payments under the Plan, and the amount of such payments, if any.

     For Employees whose compensation is disclosed in the Company's proxy statement, downward adjustment of the actual award level from the target award level may be made at the sole discretion of the Committee. Discretionary upward adjustment of actual award level above the target award level shall not be allowed.

     For Employees whose compensation is not disclosed in the Company's proxy statement, actual individual award levels shall be determined based on an Employee's attainment of subsidiary/individual objectives.

     Payments made under this Plan may be made in cash or other property having equivalent value, including shares of Enron Common Stock, at the sole discretion of the Committee. Cash payments made under this Plan may be deferred according to the terms of the Enron Corp. Deferral Plan.

VII. UNFUNDED NATURE OF PLAN

     This Plan shall constitute an unfunded mechanism for the Company to pay incentive compensation to Employees from its general assets. No fund or trust is created with respect to the Plan, and no Employee shall have any security or other interest in the assets of the Company.

VIII. COMPENSATION FOR BENEFIT PLAN PURPOSES

     Awards made under this Plan shall not be used to determine benefit amounts under the Company's benefit programs.

IX. PROHIBITION AGAINST ASSIGNMENT OR ENCUMBRANCE

     No right, title, interest or benefit hereunder shall ever be liable for or charged with any of the torts or obligations of an Employee, or be subject to seizure by any creditor or an Employee or any person claiming under an Employee. No Employee nor any person claiming under an Employee shall have the power to sell, transfer, pledge, anticipate or dispose of any right, title, interest or benefit hereunder in any manner until the same shall have been actually distributed free and clear of the terms of the Plan.

X. PLAN NOT AN EMPLOYMENT CONTRACT

     The Plan does not give any Employee the right to be continued in employment, and all Employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status.

XI. SEVERABILITY.

     In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

XII. WITHHOLDING OF TAXES

     The Company shall have the right to deduct from any payment made under the Plan any federal, state or local taxes required by law to be withheld with respect to such awards.

XIII. APPLICABLE LAW

     The Plan shall be governed and construed in accordance with the laws of the State of Texas, except to the extent such laws are preempted by an applicable federal law.

XIV. EFFECTIVE DATE OF PLAN

     Upon approval by the stockholders of the Company at the 1994 Annual Meeting, the Plan shall be considered effective as of January 1, 1994.

XV. AMENDMENT AND TERMINATION OF THE PLAN

     The Committee may modify or terminate the Plan at any time without prior notice to or consent of Employees; provided that, without the approval of the stockholders of the Company, no such amendment shall be made that would change the class of Employees eligible to receive awards under the Plan, base the award fund on a performance measure other than after-tax net income, increase the maximum individual target award level under the Plan, or modify any other material terms of the Plan.

                                                                       EXHIBIT C

                    AMENDMENT TO ENRON CORP. 1991 STOCK PLAN

     WHEREAS, ENRON CORP. (the "Company") and the stockholders of the Company have heretofore approved and adopted the Enron Corp. 1991 Stock Plan (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan to provide for the issuance of additional shares of Common Stock of the Company;

     NOW, THEREFORE, the Plan is amended as follows:

     1. The Plan name will be changed to "ENRON CORP. 1991 STOCK PLAN (AS AMENDED AND RESTATED EFFECTIVE MAY 3, 1994)," and the Plan shall be restated to incorporate this and all prior amendments.

     2. Under Section 3.1, "SHARES AVAILABLE," the first paragraph of Section 3.1(i) shall now read:

          "Calculation of Number of Shares Available. Effective May 3, 1994, the number of Shares available for granting Awards under the Plan shall be ten million (10,000,000) Shares, subject to adjustment as provided in Section 3.2."

     3. Under Section 4, "ELIGIBILITY," the first sentence of Section 4.1 shall be changed to include non-employee contractors and shall now read:

          "Any Employee, including any officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee, any individual who is a Director of the Company duly elected by stockholders of the Company or who is a member of the board of directors of an Affiliate, who is not an Employee at the time the grant is made, and any individual performing services for the Company as a non-employee contractor, shall be eligible to be designated a Participant."

     4. Under Section 5.1, "OPTIONS," Subsection (i) shall now read:

          "(i) Exercise Price. The per Share purchase price of an Option shall not be less than the Fair Market Value of a Share on the date of grant of such Option and in no event less than the par value of a Share.

     5. Also under Section 5.1, "OPTIONS," Subsection (v), Discounted Options, shall be deleted and the following new Subsection (v) shall be substituted therefor:

          "(v) Limit on Size of Option Grants. No individual shall be granted Options totalling more than 1,000,000 Shares in any single calendar year."

     6. Section 5.2, "STOCK APPRECIATION RIGHTS" shall be changed to delete references to Discounted Options and to place a limit on the size of grants, and shall now read:

          "STOCK APPRECIATION RIGHTS. Except as provided by Section 6, the Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Each Stock Appreciation Right shall be evidenced by an Award Agreement which shall specify the term of the Stock Appreciation Right as well as vesting and termination provisions. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right and in no event less than the par value of one Share. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate; provided that the Committee shall retain final authority to determine whether (a) a Participant shall be permitted, or (b) to approve an election by a Participant, to receive cash in full or partial settlement of Stock Appreciation Rights. No individual shall be granted Stock Appreciation Rights totalling more than 1,000,000 Shares in any single calendar year."

     7. Under Section 5.3, "RESTRICTED STOCK," the following new Subsection (vi) shall be added, which authorizes grants of performance-based Restricted Stock:

          "(vi) Performance-Based Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock which qualify as performance-based compensation under Code Section 162(m), such that a) the issuance is contingent upon attainment of pre-established performance criteria; b) restrictions lapse contingent upon attainment of pre-established performance criteria; or c) the issuance is in lieu of cash payments under the Enron Corp. Annual Incentive Plan or the Enron Corp. Performance Unit Plan, based upon attainment of the performance criteria established under the terms of those stockholder approved plans. The performance criteria to be used with such Awards shall be after-tax net income and/or cash flow, at the Company and/or subsidiary level, as determined at the sole discretion of the Committee. Performance criteria will be established by the Committee prior to the beginning of each performance period, defined as January 1 of each year, or such later date as permitted under the Code, or applicable regulations. Notwithstanding any other provision of the Plan, no individual shall be granted Awards of Restricted Stock under this Section 5.3(vi) totalling more than 100,000 Shares in any single calendar year.

     8. Under Section 6, "GRANTS TO NON-EMPLOYEE DIRECTORS," Section 6.2 shall be changed to delete Election B, which permits a Non-employee Director to receive discounted Options, and shall now read:

          "6.2 A. Subject to the limitation of the total number of Shares and Restricted Stock set forth in Section 3 and Section 5.3(ii), on July 1 of each year, each non-employee Director, who on or prior to December 31 of the previous year files with the Committee or its designate an irrevocable election to receive a grant under this Section 6.2 in lieu of a portion or all of the cash amount of the projected Retainer Fees plus meeting fees for six (6) regular meetings of the Board of Directors, such Director will be entitled to receive in the following year beginning January 1 and ending December 31, as determined at the time of such election (the "Aggregate Fee"), is hereby granted on such July 1, shares of Restricted Stock and an Option to purchase a number of Shares, as determined by the provisions of the following paragraph. In making such election, the non-employee Director may elect a vesting date applicable to the grant of shares of Restricted Stock to be a date not earlier than six (6) months and not later than five
     (5) years from the date of grant. The Options shall not be Incentive Stock Options.

          B. The number of Shares of Restricted Stock which is hereby granted on each July 1 to a non-employee Director making such an election is equal to fifty percent (50%) of "A", where "A" is equal to (i) the cash amount of the portion of such projected Aggregate Fee selected by the non-employee Director, divided by (ii) the per share Fair Market Value of a Share on the date of grant, rounded to the next higher increment of ten. The number of Shares for which an Option is hereby granted on each July 1 to such non-employee Director is equal to the number of shares of Restricted Stock granted hereby multiplied by the number four
     (4)."

     9. Under Section 6.3, all references to discounted Options granted under Election B or Section 6.2C shall be deleted.

     10. Section 7.1, "AMENDMENTS TO THE PLAN," shall now read:

          "7.1 AMENDMENTS TO THE PLAN. The Board of Directors in its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time, including amending the Plan for the purpose of making additional shares available under the Plan for granting Awards in lieu of other compensation or benefits, such as cash bonus payments or Company contributions to the Enron Corp. Savings Plan, to persons who are not subject to Section 16B of the Securities Exchange Act of 1934; provided, that the provisions of
     Section 6 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee retirement income Security Act, or the rules and regulations thereunder; provided further, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that nonwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment or alteration shall be made that would:

             (i) increase the total number of Shares available for Awards under the Plan to persons who are subject to Section 16B of the Securities Exchange Act of 1934, except as provided in Section 3 hereof;

             (ii) change the minimum Option price;

             (iii) change the class of Participants eligible to receive Awards;

             (iv) extend the maximum period during which Awards may be granted under the Plan;

             (v) increase the maximum number of Options that may be granted under Section 5.1, Stock Appreciation Rights that may be granted under
        Section 5.2 or Shares of performance-based Restricted Stock that may be granted under Section 5.3(vi) to any individual in any calendar year; or

             (vi) otherwise modify the material terms of the Plan."

             Proxy Solicited on Behalf of the Board of Directors of
                  Enron Corp. for Annual Meeting on May 3, 1994



        THE UNDERSIGNED hereby appoints Kenneth L. Lay, James V. Derrick, Jr. P and Peggy B. Menchaca, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of R Shareholders of Enron Corp. ("Enron") to be held at 10:00 a.m. Houston time on Tuesday, May 3, 1994, in the LaSalle Ballroom of the Doubletree Hotel at O Allen Center, 400 Dallas St., Houston, Texas or at any adjournment thereof, and to vote at such meeting the shares of stock of Enron the undersigned
X  held of record on the books of Enron on the record date for the meeting.

Y

   ELECTION OF DIRECTORS, NOMINEES:               (change of address/comments)
   William A. Anders, Robert A. Belfer,        _________________________________
   Norman P. Blake, Jr. John H. Duncan,        _________________________________
   Joe H. Foy, Wendy L. Gramm,                 _________________________________
   Robert K. Jaedicke, Richard D. Kinder,      _________________________________
   Kenneth L. Lay, Charles A LeMaistre,        (if you have written in the above
   John A. Urquhart, Charls E. Walker,         space, please mark the
   Herbert S. Winokur, Jr.                     corresponding box on the reverse
                                               side of this card)

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                         SEE REVERSE SIDE

/X/   Please mark your votes as in this example.


This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3, 4, 5 and 6.


The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4, 5 and 6.

                              FOR                   WITHHELD

1. Election of Directors.     / /                      / /
   (see reverse)
For, except vote withheld from the following nominee(s):


2. Ratification of appointment of independent accountants.


                              FOR                   AGAINST             ABSTAIN
                             / /                       / /                / /

3. Amendment of Restated Certificate of Incorporation.


                              FOR                   AGAINST             ABSTAIN
                             / /                       / /                / /

4. Approval of the Performance Unit Plan.


                              FOR                   AGAINST             ABSTAIN
                             / /                       / /                / /

5. Approval of the Annual Incentive Plan.


                              FOR                   AGAINST             ABSTAIN
                             / /                       / /                / /

6. Amendment of the 1991 Stock Plan.

                              FOR                   AGAINST             ABSTAIN
                             / /                       / /                / /

7. In the discretion of the Proxies named herein, the Proxies are authorized to vote upon other matters as are properly brought before the meeting.


Change of Address/Comments on Reverse Side


All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

________________________________


________________________________
  SIGNATURE(S)         DATE



                         FOLD AND DETACH HERE

[Logo]
                                               THIS IS YOUR PROXY.
                                             YOUR VOTE IS IMPORTANT.



                       NEED STOCKHOLDER ASSISTANCE?

#   DIRECT DEPOSIT - HAVE YOUR ENRON OIL & GAS COMPANY QUARTERLY DIVIDENDS
ELECTRONICALLY DEPOSITED INTO YOUR CHECKING OR SAVINGS ACCOUNT ON DIVIDEND PAYMENT DATE. (No more worries about late or lost dividend checks.)

#   DIVIDEND REINVESTMENT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS
REINVESTED IN THE PURCHASE OF ADDITIONAL SHARES OF ENRON CORP. COMMON STOCK WITH NO COMMISSION OR SERVICE CHARGE FOR THE PURCHASE OF SHARES.

#   CONSOLIDATION OF ACCOUNTS - ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND
CERTAIN DUPLICATE SHAREHOLDER MAILINGS GOING TO ONE ADDRESS. (Dividend checks, annual reports and proxy materials would continue to be mailed to each stockholder.)


                 JUST CONTACT ENRON'S TRANSFER AGENT:
                FIRST CHICAGO TRUST COMPANY OF NEW YORK
                             P.O. BOX 2500
                      JERSEY CITY, NJ 07303-2500
                   (201) 324-0498 or (800) 446-2617